UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NextEra Energy Partners, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of 2024
Annual Meeting and
Proxy Statement
YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy Partners, LP
P.O. Box 14000
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Unitholders
April 22, 2024

The 2024 Annual Meeting of Unitholders of NextEra Energy Partners, LP (“NextEra Energy Partners” or the “Company”) will be held on Monday, April 22, 2024, at 1:30 p.m., Eastern time, at NextEra Energy Partners’ principal offices, 700 Universe Boulevard, Juno Beach, Florida to consider and act upon the following matters:
1.
election of the nominees specified in the accompanying proxy statement as directors;

2.
ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2024;

3.
approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers;

4.
approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan; and

5.
such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. NextEra Energy Partners has not received notice of other matters that may properly be presented at the annual meeting.
The record date for unitholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is February 23, 2024.
Admittance to the annual meeting will be limited to unitholders as of the record date or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
NextEra Energy Partners is pleased to furnish proxy materials by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their unitholders on the internet. NextEra Energy Partners believes this rule allows it to provide you with the information you need while reducing the environmental impact and cost of the annual meeting.
Regardless of whether you expect to attend the annual meeting, please submit your proxy or voting instructions promptly on the internet or by telephone by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials.
By order of the Board of Directors,
W. Scott Seeley
Corporate Secretary
Juno Beach, Florida
March 5, 2024

NextEra Energy Partners, LP
Annual Meeting of Unitholders
April 22, 2024
PROXY STATEMENT
This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NextEra Energy Partners, LP, a Delaware limited partnership (“NextEra Energy Partners,” the “Company,” “us” or “our”), in connection with the 2024 annual meeting of NextEra Energy Partners’ unitholders to be held on Monday, April 22, 2024, at 1:30 p.m., Eastern time, at NextEra Energy Partners’ principal executive offices, 700 Universe Boulevard, Juno Beach, Florida, and at any adjournment(s) or postponement(s) of the annual meeting. Directions to the annual meeting are available by calling NextEra Energy Partners at 561-694-4697.
ELECTRONIC DELIVERY OF PROXY MATERIALS
Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy Partners is furnishing proxy materials to its unitholders on the internet, rather than mailing paper copies of the materials to each unitholder.
On or about March 5, 2024, NextEra Energy Partners mailed to its unitholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to unitholders, on the internet. The Notice also instructs unitholders on how to access their proxy card to be able to submit their proxies on the internet or by telephone. Brokerage firms and other nominees who hold NextEra Energy Partners units on behalf of beneficial owners will be sending their own similar notice. Other unitholders, in accordance with their prior requests, have received an e-mail notification of how to access the proxy materials and submit their proxies on the internet. On or about March 5, 2024, NextEra Energy Partners also began mailing a full set of proxy materials to certain unitholders, including unitholders who have previously requested a paper copy of the proxy materials.
Internet distribution of the proxy materials is designed to expedite receipt by unitholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive NextEra Energy Partners’ proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.
How do I access the proxy materials if I received the Notice?
The Notice provides instructions regarding how to view NextEra Energy Partners’ proxy materials for the 2024 annual meeting on the internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to follow the instructions in the Notice and have available your 16-digit control number(s) contained in the Notice.
How do I request paper copies of the proxy materials?
Whether you hold NextEra Energy Partners units through a brokerage firm, bank or other nominee (in “street name”), or hold NextEra Energy Partners units directly in your name through NextEra Energy Partners’ transfer agent, Computershare Trust Company, N.A. (“Computershare”), you may request paper copies of the 2024 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD APRIL 22, 2024
This proxy statement and the NextEra Energy Partners 2023 annual report to unitholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, unitholders will act upon the matters identified in the accompanying notice of annual meeting of unitholders. These matters include the election of the nominees specified in this proxy statement as directors, ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024, approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers and approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan.
Who may attend the annual meeting?
Subject to space availability, all unitholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 1:00 p.m., Eastern time. If you plan to attend, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.
You will need proof of ownership of NextEra Energy Partners units on the record date to attend the annual meeting:
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If you hold units directly in your name as a unitholder of record, you may follow the instructions in the Notice to request an admission ticket by calling 561-694-4697.

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If your units are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” units of NextEra Energy Partners units as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
Who is entitled to vote at the annual meeting?
Only NextEra Energy Partners unitholders at the close of business on February 23, 2024, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a unitholder on that date, you will be entitled to vote all of the NextEra Energy Partners units that you held on that date at the annual meeting or at any adjournment or postponement of the annual meeting, subject to the voting rights discussed below under “What are the voting rights of the holders of the Company’s units?” Unitholders includes holders of common units and Special Voting Units (“special voting units”) as of the record date.
Each reference in this proxy statement to a vote of record holders of units includes a vote of record holders of common units and special voting units.
What are the voting rights of the holders of the Company’s units?
Each NextEra Energy Partners unit will be entitled to one vote on each matter properly brought before the annual meeting. A unit refers to any unit entitled to vote at the annual meeting, including common units and special voting units. However, as explained below, a 5% of outstanding units voting limitation will apply to the election of directors and, in the circumstances described below, a separate 10% of votes cast cutback will apply to certain unitholders at the annual meeting.
What is the 5% of outstanding units voting limitation in the election of directors?
The 5% of outstanding units voting limitation will only apply to the election of directors. A unitholder or any related group, including NextEra Energy, Inc. (“NextEra Energy”) and its affiliates (the “NextEra Energy Group”), that owns more than 5% of the outstanding units as of the record date cannot vote more than 5% of the total outstanding units in the election of directors at the annual meeting (the “5% of Outstanding Units Director Voting Limitation”).
The following example of the 5% of Outstanding Units Director Voting Limitation, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:

Example of the Operation of the 5% of Outstanding Units Director Voting Limitation
Unit Owner	Ownership	Original Votes	Original Voting % of Total Outstanding Votes	5% of Outstanding Units Director Voting Limitation Votes Removed	Actual Votes after 5% of Outstanding Units Director Voting Limitation	Voting % After 5% of Outstanding Units Director Voting Limitation
NextEra Energy Group	57%	570	57%	(520)	50	11.6%
10% Holder	10%	100	10%	(50)	50	11.6%
Other Public Unitholders	33%	330	33%	-	330	76.7%
TOTAL	100%	1,000	100%	(570)	430	100.0%
How does the 10% of votes cast cutback apply to the election of directors?
In the election of directors, no unitholder may cast votes greater than 9.99% of votes actually cast. A unitholder or any related group, including the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast in the election of directors at the annual meeting (the “10% of Votes Cast Director Election Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast, which will result in the total number of votes counted as being cast by the cutback unitholder to be 9.99% or less of votes cast.
The following example of the 10% of Votes Cast Director Election Cutback, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of 10% of Votes Cast Director Election Cutback
Unit Owner	Votes Cast After 5% of Outstanding Director Voting Limitation	% of Votes Cast of Total Outstanding Units Votes	10% of Votes Cast Director Election Cutback Votes Removed	Votes Cast After 10% of Votes Cast Director Election Cutback	% of Votes Cast After 10% of Votes Cast Director Election Cutback
NextEra Energy Group	50	11.6%	(8)	42	9.77%
10% Holder	50	11.6%	(8)	42	9.77%
Other Public Unitholders	330	76.7%	-	330	76.74%
Proportional Votes	-	-	-	16	3.72%
TOTAL	430	100.0%	(16)	430	100%
In the example above, the 16 votes removed from the NextEra Energy Group and the 10% holder would be allocated and voted proportionally with all other director election votes.
How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?
Other than in the election of directors, the 10% of votes cast cutback does not apply to the NextEra Energy Group, but is applicable to all other unitholders or groups. A unitholder or any related group, other than the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast on each item to be voted (the “General 10% of Votes Cast Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast for each item.
The following example of the General 10% of Votes Cast Cutback for the items of business at the annual meeting other than director elections, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of the General 10% of Votes Cast Cutback in All Other Voting Items
Unit Owner	Votes Cast	% of Votes Cast of Total Outstanding Votes	General 10% of Votes Cast Cutback Votes Removed	Actual Votes Cast After General 10% of Votes Cast Cutback	% of Votes Cast After General 10% of Votes Cast Cutback
NextEra Energy Group	570	57%	-	570	57%
10% Holder	100	10%	(1)	99	9.9%
Other Public Unitholders	330	33%	-	330	33%
Proportional Votes	-	-	-	1	0.1%
TOTAL	1,000	100%	(1)	1000	100%
What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the NextEra Energy Partners units issued and outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the meeting to be conducted.
As of the record date, 192,321,089 NextEra Energy Partners units were outstanding, including 98,781,831 special voting units and 93,539,258 common units. Thus, a total of 192,321,089 votes are entitled to be present at the annual meeting and the presence of the holders of NextEra Energy Partners units representing at least 96,162,468 units will be required to establish a quorum.
In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions and proxies received with broker non-votes on some but not all matters to be voted on will be counted as present.
A broker “non-vote” occurs when a broker, bank or other holder of record that holds units for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of our independent registered public accounting firm even if they have not received voting instructions from the beneficial owners whose units they hold. However, brokers may not vote on any of the other matters set forth in this proxy statement at the 2024 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” on page 6 for a discussion of the effect of broker non-votes.
How do I submit my proxy or voting instructions?
On the internet or by telephone
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On the Internet—You may submit your proxy or voting instructions on the internet 24 hours a day and up until 11:59 p.m., Eastern time, on Sunday, April 21, 2024 by going to www.proxyvote.com and following the instructions. Please have your Notice available when you access the web page. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions on the internet.

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By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number (800-690-6903) 24 hours a day and up until 11:59 p.m., Eastern time, on Sunday, April 21, 2024 and following the prerecorded instructions. Please have your Notice available when you call. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions by telephone.

Please see the Notice or the information your broker provided to you for more information on your voting options. NextEra Energy Partners’ proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any vote on the internet or by telephone, no later than 11:59 p.m., Eastern time, on Sunday, April 21, 2024.
If you are a unitholder of record and you submit your proxy on the internet or by telephone, but do not indicate your voting preferences, the persons named as proxies will vote the units represented by that proxy as recommended by the Board on all proposals.
In person at the annual meeting
All unitholders may vote in person at the annual meeting. However, if you are a beneficial owner of units, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting. See the response to “Who may attend the annual meeting?” for additional information on how to attend the annual meeting.
Your vote is important. You can save us the expense of further solicitation of proxies by submitting your proxy or voting instructions promptly.
May I change my vote after I submit my proxy or voting instructions?
Yes. If you are a unitholder of record, you may revoke your proxy before it is exercised by:
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providing written notice of the revocation to the Corporate Secretary of the Company at the Company’s offices, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

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making timely delivery of later-dated voting instructions on the internet or by telephone; or

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voting by ballot at the annual meeting; although, please note that attendance at the annual meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.
If you are a beneficial owner of units, you may submit new voting instructions by contacting your broker. You may also change your vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.
All units for which proxies have been properly submitted and not revoked will be voted at the annual meeting.
What is “householding” and how does it affect me?
NextEra Energy Partners has adopted a procedure approved by the SEC called “householding.” Under this procedure, unitholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one package containing individual copies of the Notice for each unitholder of record at the common address. This procedure will reduce the volume of duplicate materials unitholders receive, conserve natural resources and reduce NextEra Energy Partners’ postage costs. Unitholders who participate in householding and request a full set of proxy materials will receive separate proxy cards.
If you are a unitholder of record and are eligible for householding, but you and other unitholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or, if requested, proxy materials in paper form, or if you hold units in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or by calling 888-218-4392. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.

If your household receives only a single package containing a copy of the Notice or, if requested, the proxy materials, and you wish to receive a separate copy for each unitholder of record, please contact Broadridge toll-free at 866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.
Beneficial owners may request information about householding from their banks, brokers or other holders of record.
What are the Board’s recommendations?
Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
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FOR election as directors of the nominees specified in this proxy statement. (See Proposal 1)

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FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2024. (See Proposal 2)

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FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers. (See Proposal 3)

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FOR approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan. (See Proposal 4)

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In accordance with the discretion of the persons acting pursuant to the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

What vote is required to approve the matters proposed?
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Election as directors of the nominees specified in this proxy statement —A nominee for director will be elected to the Board if the votes cast for such nominee’s election by unitholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such nominee’s election. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your units on the election of directors if your broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions also are not considered votes cast and will have no legal effect on the election of directors. For a discussion of certain voting limitations applicable to the election of directors, please see “What are the voting rights of the holders of the Company’s units?” on page 2.

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Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2024—The ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2024 will be approved if the votes cast for the proposal by unitholders present in person or represented by proxy at the annual meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such proposal (a “Majority Vote”). Since brokers are permitted under NYSE rules to vote your units on this proposal even if your broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

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Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers—A Majority Vote is required to approve this non-binding advisory proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your units on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions also are not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company or the Board. However, the Board will consider the result of the vote when making future decisions regarding named executive officer (“NEO”) compensation. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

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Approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan—A Majority Vote is required to approve this proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your units on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions also are not considered votes cast and will have no legal effect on whether this proposal is approved. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

Who pays for the solicitation of proxies?
NextEra Energy Partners is soliciting proxies and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of NextEra Energy Partners or its affiliates may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation, if any. NextEra Energy Partners has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. NextEra Energy Partners will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.
Could other matters be decided at the annual meeting?
At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the annual meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your units or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING
Proposal 1: Election of the nominees specified in this proxy statement as directors
The Board is currently composed of seven members. In accordance with our Fifth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”), four of the seven directors will be elected by unitholders at the annual meeting. The other three directors are appointed by our general partner, NextEra Energy Partners GP, Inc. (the “general partner”), in its sole discretion.
The current directors are John W. Ketchum (Chairman), Susan D. Austin, Robert J. Byrne, Terrell Kirk Crews, II, Mark E. Hickson, Peter H. Kind and Rebecca J. Kujawa.
Upon the recommendation of the chief executive officer, the Board has nominated the four directors listed below for election as directors at the 2024 annual meeting (“Elected Directors”). Unless you specify otherwise in your voting instructions, your proxy will be voted FOR the Elected Directors. If any Elected Director becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that Elected Director may be voted for a substitute nominee selected by the Board.
The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members, provides for sufficient staffing of Board committees and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Elected Directors serve until the next annual meeting of unitholders or until their respective successors are qualified and elected.
Director Qualifications. The Company’s Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at http://www.investor.nexteraenergypartners.com, identifies Board membership qualifications, including experience, skills and attributes that are considered by the Board in recommending nominees for Board membership. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its unitholders. Qualifications, attributes and other factors considered by the Board in recommending director nominees include, but are not limited to, the following:
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integrity, competence, insight, creativity and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance;

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attained a prominent position in their field of endeavor;

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broad business experience;

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the ability to exercise sound business judgment;

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the ability to draw on experience relative to significant issues facing the Board and the Company;

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experience in the Company’s industry or in another industry or endeavor with practical application to the needs of the Company and the Board;

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sufficient time for preparation and participation in Board and committee meetings (including by limiting service on public company boards to no more than three additional boards);

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possess attributes deemed appropriate given the then-current needs of the Board;

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the individual’s contribution to the achievement of a mix of directors who represent a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

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the individual’s independence as described in applicable listing standards, legislation and regulations and the Company’s Corporate Governance Principles & Guidelines; and

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whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards or regulations.

Information about each director appointed by our general partner and each director nominee is presented below and includes specific experience, qualifications, attributes and skills that led the general partner and Board to the conclusion that he or she should serve as a director. Overall, the directors appointed by our general partner and the Elected Directors represent a diverse mix of qualifications deemed beneficial to the formation of a cohesive and effective Board.

Directors Appointed by Our General Partner
The following directors were appointed by our general partner and serve a current term expiring on the date that their successors are qualified and appointed.
Terrell Kirk Crews, II
Biography
Mr. Crews, 45, has served as chief financial officer of NextEra Energy Partners and our general partner since March 2022. He has served as executive vice president, finance and chief financial officer of NextEra Energy since March 2022. Previously, he served as vice president, business management of NextEra Energy Resources, LLC (“NextEra Energy Resources”) from March 2019 until March 2022. Prior to that, he served as controller and chief accounting officer of NextEra Energy Partners from September 2016 until March 2019 and vice president, controller and chief accounting officer of NextEra Energy from September 2016 until March 2019. He served as a partner in the national office of Deloitte & Touche LLP from July 2015 to April 2016 and was a professional accounting fellow in the Office of the Chief Accountant of the SEC from June 2013 until June 2015. Prior to that, Mr. Crews was audit service senior manager at Deloitte from June 2010 to June 2013. He was appointed to the NextEra Energy Partners’ Board in April 2022 and has served on the board of our general partner since March 2022.
Qualifications
Mr. Crews’ qualifications to serve as a director include his experience in finance, financial reporting and management gained through his current position as executive vice president, finance and chief financial officer of NextEra Energy and his prior roles as vice president, controller and chief accounting officer of NextEra Energy and as vice president, business management of NextEra Energy Resources. Mr. Crews also has experience in the renewables business as NextEra Energy Resources’ vice president, business management. He has a Bachelor of Science in Business Administration degree in accounting from the University of Richmond—Robins School of Business.
Mark E. Hickson
Biography
Mr. Hickson, 57, has served as executive vice president, strategy and corporate development of NextEra Energy Partners since August 2017 and our general partner since February 2017. He has served as executive vice president, corporate development and strategy of NextEra Energy since May 2022 and previously served as executive vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2017 to May 2022. Prior to that, he served as senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Mr. Hickson previously served as vice president, strategy and corporate development of our general partner from March 2014 to February 2017 and senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016. From May 2012 to February 2015, he was vice president, strategy and corporate development of NextEra Energy. From 1997 to April 2012, Mr. Hickson served as managing director in Global Mergers and Acquisitions at Merrill Lynch & Co. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017. Mr. Hickson has served as a director of Fisker Inc. (NYSE: FSR), an electric vehicle automaker, since July 2020.
Qualifications
Mr. Hickson’s qualifications to serve as a director include his expertise in mergers, acquisitions and capital markets transactions gained through his current and prior positions. Mr. Hickson has a bachelor’s degree in aerospace engineering from Texas A&M University and an MBA from Columbia University, where he graduated with honors.
Rebecca J. Kujawa
Biography
Mrs. Kujawa, 48, has served as president of NextEra Energy Partners and our general partner since March 2022 and has been a director of the Company since March 2019. She served as a director of our general partner from March 2019 until March 2022. She previously served as chief financial officer of NextEra Energy Partners and our general partner from March 2019 until March 2022. Mrs. Kujawa has served as president and chief executive officer of NextEra Energy Resources since March 2022. She served as executive vice president, finance and chief financial officer of NextEra Energy from March 2019 until March 2022. Previously, she was vice president, business management of NextEra Energy Resources from

2012 until March 2019. Mrs. Kujawa joined NextEra Energy in 2007 and has held various business and finance roles, including as the director of investor relations for NextEra Energy. Mrs. Kujawa also currently serves as a director of Nuclear Electric Insurance Limited (NEIL), an industry mutual insurance company.
Qualifications
Mrs. Kujawa’s qualifications to serve as a director include her experience in finance, risk management, business management, and energy marketing gained from her current and prior roles for subsidiaries of NextEra Energy as well as her experience as an equities and equity derivatives analyst prior to joining NextEra Energy. She also holds a Chartered Financial Analyst (CFA) designation. Mrs. Kujawa has a Bachelor of Arts degree in public policy studies from Duke University.
Director Nominees
The following Elected Directors currently serve as directors of the Board and have been nominated by the Board for election at the 2024 annual meeting. If elected, each Elected Director will serve until the next annual meeting of unitholders or until a successor Elected Director has been qualified and elected.
Susan D. Austin
Biography
Ms. Austin, 56, is the chief financial and operating officer of Grace Church School. She has served as chief financial officer since September 2019 and chief operating officer since July 2023. Prior to joining Grace Church School in September 2019, Ms. Austin served as a senior managing director with Brock Capital LLC, an investment banking firm focusing on strategic and corporate advisory services, since October 2014. In addition, she served as vice chairman of Sheridan Broadcasting Corporation (“SBC”), a radio broadcasting company, until July 2017, where she served in various leadership capacities since joining that company in 2002 as vice president of strategic planning and treasurer. In 2004, Ms. Austin became president of the Sheridan Gospel Network and, in 2007, was named senior vice president and chief financial officer of SBC. She was promoted to vice chairman of SBC in July 2013. Prior to joining SBC, Ms. Austin spent 10 years in investment banking, specializing in telecommunications and media finance. Ms. Austin serves as an independent trustee or director of certain Prudential Insurance mutual funds (since 2011). She was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Ms. Austin’s qualifications to serve as a director include her expertise in strategic planning, treasury operations, finance and capital markets transactions through her current and prior positions. Ms. Austin has a Bachelor of Arts degree in mathematics from Harvard College and an MBA from Stanford University Graduate School of Business.
Robert J. Byrne
Biography
Mr. Byrne, 62, has served as a director of Masonite International Corporation (“Masonite”) (NYSE: DOOR), one of the largest manufacturers of doors in the world, since June 2009 and has been chairman of the board of Masonite since July 2010. Since January 2019, Mr. Byrne has served as executive chairman of Source2, Inc., a privately-held company specializing in providing recruiting assistance to middle market companies with high volume hiring needs. Previously, Mr. Byrne was the founder and served as president of Power Pro-Tech Services, Inc., which specialized in the installation, maintenance and repair of emergency power and solar photovoltaic power systems, since its founding in 2012 until it was sold in 2017 to PowerSecure. From 1999 to 2001, Mr. Byrne was executive vice president and chief financial officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a director of Orion Capital Partners. Mr. Byrne formerly served as an independent director of the board of our general partner from July 2014 through April 2017. Mr. Byrne was appointed to the Board in December 2018.
Qualifications
Mr. Byrne’s qualifications to serve as a director include his expertise in the founding and managing of businesses in the electric power and telecommunications industries as well as his experience as the chairman of Masonite and as a former member of Masonite’s audit committee. Mr. Byrne has a bachelor’s degree, summa cum laude, from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School.
John W. Ketchum
Biography
Mr. Ketchum, 53, has been chairman of the NextEra Energy Board of Directors since July 2022, and president and chief executive officer and a director of NextEra Energy since March 2022. He has also served as chairman of NextEra Energy’s subsidiary, Florida Power & Light Company (which has no publicly traded stock) since February 2023. He previously served as president and chief executive officer of NextEra Energy Resources from March 2019 until March 2022. Mr. Ketchum also served as executive vice president, finance and chief financial officer of NextEra Energy from March 2016 until March 2019. Previously, Mr. Ketchum served as NextEra Energy’s senior vice president, finance from February 2015 to March 2016. Mr. Ketchum joined NextEra Energy in 2002 and held various business, finance and legal roles prior to being named vice president, general counsel & secretary of NextEra Energy Resources. From December 2013 to February 2015, he was senior vice president, business management and finance of NextEra Energy Resources and from December 2012 to December 2013, he was senior vice president, business management of NextEra Energy Resources. Mr. Ketchum served as vice president, general counsel & secretary of NextEra Energy Resources from June 2009 to December 2012. Mr. Ketchum joined NextEra Energy in 2002 and held various business, finance and legal roles prior to being named vice president, general counsel and secretary of NextEra Energy Resources. Prior to joining NextEra Energy in 2002, Mr. Ketchum served as corporate counsel to TECO Energy and as a corporate and securities law associate for Holland & Knight, LLP in Tampa, Florida. He began his career as a tax lawyer for Lathrop & Gage in Kansas City, Missouri, and, prior to that, worked in corporate banking. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and has served on the board of our general partner since March 2022. He has also served as chief executive officer of NextEra Energy Partners and our general partner since March 2022. Previously, he served as president of NextEra Energy Partners and our general partner from March 2019 until March 2022 and as chief financial officer of NextEra Energy Partners from August 2017 until March 2019 and our general partner from March 2016 until March 2019.
Qualifications
Mr. Ketchum’s qualifications to serve as a director include his extensive experience in operations, strategic planning, risk management and mergers and acquisitions gained through his current and prior positions. He also has experience in finance, financial reporting and management gained through his roles as the executive vice president, finance and chief financial officer and senior vice president, finance of NextEra Energy, among other roles. Mr. Ketchum also has experience leading a growing business as former president of NextEra Energy Resources and as NextEra Energy Resources’ former senior vice president, business management. He has a Bachelor of Arts degree in economics and finance, magna cum laude, from the University of Arizona and Master of Laws in taxation and Juris Doctor degrees from the University of Missouri—Kansas City School of Law. Mr. Ketchum also completed the Emerging CFO-Strategic Financial Leadership Program at Stanford University.
Peter H. Kind
Biography
Mr. Kind, 67, is executive director of Energy Infrastructure Advocates LLC, an independent financial and strategic advisory firm. From 2009 to 2011, Mr. Kind was a senior managing director of Macquarie Capital, an investment banking firm. From 2005 to 2009, Mr. Kind was a managing director of Bank of America Securities and group head of Power and Utility Investment Banking. Mr. Kind, a certified public accountant (“CPA”), also has experience in the audit of large public energy companies. He served as a director and chairman of the audit committee of the general partner of Enable Midstream Partners, LP from February 2014 until December 2021. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from July 2014 until August 2017.
Qualifications
Mr. Kind’s qualifications to serve as a director include his expertise in capital markets transactions and in public accounting and auditing in the energy industry gained through his current and prior positions. Mr. Kind has a Bachelor of Science degree in accounting from Iona College and an MBA from the NYU Stern School of Business. He is also a CPA.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR election of each of the four Elected Director nominees.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2024
In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy Partners and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2024. Although ratification is not required, the Board is submitting the selection of Deloitte & Touche to unitholders as a matter of good corporate practice. If the unitholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to continue the retention of Deloitte & Touche as the Company’s independent registered public accounting firm for 2024. Even if the appointment is ratified, the Audit Committee may, in its discretion, terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of NextEra Energy Partners and its unitholders. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from unitholders at the annual meeting.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR ratification of appointment of Deloitte & Touche as NextEra Energy Partners’ independent registered public accounting firm for 2024.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEXTERA ENERGY PARTNERS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Proposal 3: Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers
The Company is asking unitholders to cast an advisory vote on the compensation of the Company’s NEOs, which is commonly called a “say-on-pay” vote. The advisory vote, which is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to approve the compensation of the Company’s NEOs as described under the “Compensation Discussion & Analysis” section of this proxy statement (beginning on page 37). Although this vote is not binding, it will provide information to the Board regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Board will consider when making future determinations regarding NEO compensation. The Company currently plans to give unitholders the opportunity to cast an advisory vote on this matter every year, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2025 annual meeting of unitholders.
The Company’s executive officers do not receive any compensation from the Company. All of the NEOs of the Company are also employees of NextEra Energy. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing NextEra Energy Partners. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. NextEra Energy Partners’ NEOs do not receive any additional compensation for their services to NextEra Energy Partners’ business. No portion of the management fee that NextEra Energy Partners pays to NextEra Energy is allocated to executive officer compensation. All compensation for the NEOs, including the portion that is fixed and variable, is paid by NextEra Energy and will be disclosed in NextEra Energy’s 2024 proxy statement, expected to be filed late March or early April 2024.
The Company asks unitholders to approve this proposal by approving the following non-binding resolution:
RESOLVED, that the unitholders of NextEra Energy Partners, LP approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the NextEra Energy Partners, LP proxy statement for the 2024 annual meeting of unitholders, including the Compensation Discussion & Analysis section.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ NEOs.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF NEXTERA ENERGY PARTNERS’ NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Proposal 4: Approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan
Unitholders are asked to consider and vote upon a proposal to approve the NextEra Energy Partners, LP 2024 Long Term Incentive Plan (the “2024 LTIP” or the “plan”).
On February 20, 2024, the Board unanimously approved the 2024 LTIP, subject to unitholder approval at the next annual meeting. If this proposal is approved at the annual meeting, the 2024 LTIP will become effective at the time of unitholder approval.
The purpose of this proposal is to maintain a unitholder-approved plan under which the Company may continue to make compensatory equity-based awards to Directors and officers and other employees of the Company or its affiliates (and other independent service providers). Such awards are integral to motivate and encourage unitholder value creation. The 2024 LTIP will replace the Company’s 2014 Long Term Incentive Plan (the “Current Equity Plan”), which was first approved in 2014 and which will terminate on June 30, 2024.
No awards under the 2024 LTIP have been granted or will be granted unless and until the 2024 LTIP is approved by the Company’s unitholders at the annual meeting. Grants of awards under the 2024 LTIP will be at the discretion of the LTIP Committee (as defined below) and any other committee authorized to grant awards under the plan. The Company’s Board and executive officers have an interest in this proposal, as they will be eligible to receive awards under the 2024 LTIP.
The Board believes that approval of the 2024 LTIP is in the best interests of the Company and its unitholders. Unitholders are encouraged to read in their entirety this proposal and the text of the 2024 LTIP in the form in which it would become effective upon approval by unitholders, which appears at the end of this proxy statement as Appendix A.
Unless you specify otherwise in your proxy instructions, your proxy will be voted FOR approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE NEXTERA ENERGY PARTNERS, LP 2024 LONG TERM INCENTIVE PLAN
Outstanding Equity Awards
The following table presents information as of February 20, 2024 regarding the Company’s outstanding equity awards held by officers and other employees of the Company or its subsidiaries or other affiliates and shares available for future awards under the Current Equity Plan:
Total shares underlying all outstanding and unvested restricted unit awards	222,673
Shares available for future awards under Current Equity Plan	840,220
The Current Equity Plan automatically expires on June 30, 2024, and no further awards may be issued after that date under the Current Equity Plan.
Summary of Material Provisions of 2024 LTIP
The following is a summary of the material terms of the 2024 LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2024 LTIP and is qualified in its entirety by reference to the complete text of the 2024 LTIP, a copy of which is attached as Appendix A to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2024 LTIP in their entirety.
Purpose.   The 2024 LTIP is intended to: (i) provide participants in the 2024 LTIP with an incentive to contribute to the Company’s success and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its unitholders and other important stakeholders, including its employees and customers; and (ii) provide a means of obtaining, rewarding and retaining key personnel, including the Company’s officers and directors, as well as employees of the Company’s affiliates who provide substantial service to the Company.
Eligibility.   Awards may be granted to non-employee directors, officers, any employees of the Company and any employees of independent service providers or affiliates of the Company who provide service to the Company. As of February 20, 2024, approximately ten non-employee directors and officers of the Company, no independent service providers and 32 employees of affiliates of the Company are eligible to participate in the 2024 LTIP.

Plan Benefits.   The number or amount of awards under the 2024 LTIP that may be subject to future grants is not determinable as of the date of this proxy statement. Such awards will be limited by the total number of units of the Company that will be available for issuance, as described below.
Administration.   The 2024 LTIP generally will be administered by a committee (the “LTIP Committee”) consisting of the Board or at least two members of the Board or such other entity authorized to administer the 2024 LTIP.
Our Board will retain the authority under the 2024 LTIP to exercise any or all of the powers and authorities related to the administration and implementation of the 2024 LTIP.
Except where authority to act on such matters is specifically reserved to our Board under the 2024 LTIP or applicable law, the LTIP Committee and each other committee referred to above acting in accordance with the foregoing plan provisions will have full power and authority to interpret and construe all provisions of the 2024 LTIP, any award or any award agreement, and to make all related determinations, including the power and authority to:
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designate grantees of awards;

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determine the type or types of awards to be made to a grantee;

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determine the number of units subject to an award;

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establish the terms and conditions of each award;

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prescribe the form of each award agreement; and

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subject to certain limitations in the 2024 LTIP, amend, modify or supplement the terms of any outstanding award.

Effective Date, Amendment and Termination.   If approved by unitholders at the annual meeting, the 2024 LTIP will become effective at the time of unitholder approval. The 2024 LTIP will terminate automatically ten years after its effective date, unless it is earlier terminated by the Board.
The Board will be authorized to amend, alter, suspend or terminate the 2024 LTIP as to any units as to which awards have not been made. Any amendment to the 2024 LTIP, however, will be subject to receipt of the approval of the Company’s unitholders if unitholder approval of the amendment is required by any law or regulation or NYSE rule or to the extent determined by the Board. Unitholder approval will be required for any proposed amendment to the 2024 LTIP provisions that prohibit the repricing of outstanding options or unit appreciation rights or that generally require the option price of any option to be at least equal to the fair market value of the Company’s units on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2024 LTIP may impair the rights or obligations under that award.
Awards.   The following types of awards may be made under the 2024 LTIP, subject to limitations set forth in the plan:
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options, which will be non-qualified options (i.e., options that do not meet the requirements of section 422 of the Internal Revenue Code (“Code”));

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restricted units;

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deferred units;

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performance units or other performance-based awards;

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unit appreciation rights; and

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other equity-based awards, including unrestricted units.

A restricted unit is an award on which vesting restrictions are imposed that subject the unit to a substantial risk of forfeiture, as defined in section 83 of the Code. A deferred unit is an award that represents a conditional right to receive units in the future and that may be made subject to the same types of restrictions and risk of forfeiture as a restricted unit. Performance-based awards are awards of options, restricted units, deferred units, unit appreciation rights or other equity-based awards made subject to the achievement of one or more pre-established performance goals over a performance period established by the LTIP Committee. An award of performance units is a performance-based award representing a right or interest denominated or payable in units, valued by reference to units, or otherwise based on or related to units that is made subject to the achievement of one or more pre-established performance goals over a performance period of up to ten years. A unit appreciation right is a right to receive upon exercise, in the form of units, cash or a combination of units and cash, the excess of the fair market value of one unit on the exercise date over the grant price of the unit appreciation right. An unrestricted unit is an award that is free of restrictions other than those imposed under federal or state securities laws.
The 2024 LTIP provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions which would apply under the 2024 LTIP in the absence of the different terms and conditions in the award agreement. Awards under the 2024 LTIP may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2024 LTIP, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction with the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or tandem with other awards may be granted either at the same time or at a different time.
Awards under the 2024 LTIP may be settled in cash, the Company’s units, other awards under the 2024 LTIP or other property. The LTIP Committee may permit or require the deferral of any payment under any award into a deferred compensation arrangement in accordance with rules and procedures established by the LTIP Committee.
Units Available for Issuance.   Subject to the adjustments described below and as provided in the 2024 LTIP, the maximum number of units of the Company that will be available for issuance under the 2024 LTIP will be equal to 1,100,000 common units, plus the number of units subject to awards outstanding under the Current Equity Plan as of the effective date of the 2024 LTIP that later terminate without the issuance of the units.
Units subject to an award granted under the 2024 LTIP will be counted against the maximum number of units available for issuance under the plan as one unit for every one unit subject to such an award. Units subject to an award granted under the 2024 LTIP will again become available for issuance under the 2024 LTIP if the award terminates by expiration, forfeiture, cancellation, or otherwise, without the issuance of such units (except as set forth below). In addition, any units withheld, deducted, or delivered from an award under the 2024 LTIP in connection with the Company’s tax withholding obligations will again become available for making awards under the 2024 LTIP in the same amount as such units were counted against the unit limit under the 2024 LTIP. The number of units available for issuance under the 2024 LTIP will not be increased by the number of units:
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deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations;

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tendered or withheld or subject to an award surrendered in connection with the purchase of units upon exercise of an option; or

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purchased by the Company with proceeds from option exercises (if any).

Units to be issued under the 2024 LTIP will be authorized and unissued units or, to the extent permitted under applicable laws, treasury units, or any combination of the foregoing, as may be determined from time to time by the LTIP Committee.
The number and kinds of units for which awards may be made under the 2024 LTIP, including the unit limits described above, will be adjusted proportionately and accordingly by the LTIP Committee in the event of any change in the outstanding units of the Company by reason of any unit distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of units or other corporate exchange, or any distribution to unitholders other than regular cash distributions or any transaction similar to the foregoing.
Fair Market Value Determination.   For so long as the Company’s units remain listed on the NYSE, the fair market value of a unit on an award grant date, or on any other date for which fair market value is required to be established under the 2024 LTIP, will be the closing price of the units as reported on the NYSE on the trading day immediately preceding such date. If there is no such reported closing price on the trading day immediately preceding such date, the fair market value of the unit will be the closing price of the unit as reported on the NYSE on the next preceding date on which any sale of units shall have been reported on the NYSE.
If the Company’s units cease to be listed on the NYSE and are listed on another established national or regional stock exchange or traded on another established securities market, fair market value will similarly be determined by reference to the closing price of the units on the applicable date as reported on such other exchange or established securities market.
If the Company’s units cease to be listed on an established national or regional stock exchange or traded on another established securities market, the LTIP Committee will determine the fair market value of a unit by the reasonable application of a reasonable valuation method in a manner consistent with section 409A of the Code.
On February 20, 2024, the closing price of a unit as reported on the NYSE was $28.37 per unit.

Options.   An option granted under the 2024 LTIP will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the LTIP Committee may approve consistent with the terms of the 2024 LTIP. No option may be exercisable more than ten years after the option grant date. The LTIP Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service.
The exercise price per unit under each option granted under the 2024 LTIP may not be less than 100% of the fair market value of the unit on the option grant date.
Except in connection with a corporate transaction involving the Company (including any distribution (whether in the form of cash, units, other securities or other property), unit split, extraordinary distribution, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of units or other securities or similar transaction), the Company may not, without obtaining the grantee’s approval: (i) amend the terms of outstanding options to reduce the exercise price of such outstanding options; (ii) cancel outstanding options in exchange for options with an exercise price that is less than the exercise price of the original options; or (iii) cancel outstanding options with an exercise price above the current unit price in exchange for cash or other securities.
Payment of the exercise price for units purchased under the exercise of an option may be made in such forms as are approved by the LTIP Committee. These forms may include, in the LTIP Committee’s discretion, cash, cash equivalents acceptable to the Company, and units.
Awards of options generally will be nontransferable, except for transfers by will or the laws of descent and distribution.
Restricted Units and Deferred Units.   Subject to the provisions of the 2024 LTIP, the LTIP Committee will determine the terms and conditions of each award of restricted units and deferred units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the unit subject to the award. A grantee of restricted units will have all the rights of a unitholder, including the right to vote the units and receive distributions, except to the extent limited by the LTIP Committee or the Partnership Agreement. Grantees of deferred units will have no voting or distribution rights or other rights associated with unit ownership, although the LTIP Committee may award the right to cash payment on such units upon the Company’s payment of a cash distribution on its units, and any such payment may be subject to payroll withholding if required.
Grantees will not vest in distributions paid on performance-based awards of restricted units or deferred units, and will be required to forfeit and repay to the Company such distributions, if the performance goals for the underlying awards of restricted units or deferred units are not achieved or such awards otherwise do not vest. In addition, the LTIP Committee may subject distributions paid on time-vested awards of restricted units and deferred units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest.
The restrictions and the restricted period may differ with respect to each grantee of an award. An award will be subject to forfeiture if events specified by the LTIP Committee occur before the lapse of the restrictions. Awards of restricted units and deferred units generally will be nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.
Performance Units and Other Performance-Based Awards.   The LTIP Committee may award performance units and other performance-based awards in such amounts and upon such terms as the LTIP Committee may determine. Each grant of a performance-based award will have an initial value or target number of units that is established by the LTIP Committee at the time of grant. The LTIP Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance units or other performance-based awards that will be paid out to a grantee. The right of a grantee to exercise or receive a grant or settlement of a performance-based award and the timing thereof may be subject to such performance goals as may be specified by the LTIP Committee. The LTIP Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals. Performance awards may be payable in cash, units, other awards under the 2024 LTIP or other property. The LTIP Committee will establish the performance periods for performance-based awards.
Unit Appreciation Rights.   Unit appreciation rights may be granted in conjunction with all or a part of any option or other award granted under the 2024 LTIP, or without regard to any option or other award. The LTIP Committee will determine on the grant date the time or times at which and the circumstances under which a unit appreciation right may be exercised in whole or in part, the time or times at which and the circumstances under which a unit appreciation right will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which units payable as consideration will be delivered or deemed delivered to grantees, and any other terms or conditions of any unit appreciation right. Exercisability of unit appreciation rights may be subject to future service requirements, to the achievement of one or more of the performance measures described below or to such other terms and conditions as the LTIP Committee may impose. Upon exercise of a unit appreciation right, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one unit on the exercise date over the grant price of the unit appreciation right, as determined by the LTIP Committee. The grant price of a unit appreciation right may not be less than the fair market value of a unit on the grant date.
Except in connection with a corporate transaction involving the Company (including any distribution (whether in the form of cash, units, other securities or other property), unit split, extraordinary distribution, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of units or other securities or similar transaction), the Company may not, without obtaining unitholder approval: (i) amend the terms of outstanding unit appreciation rights to reduce the exercise price of such outstanding unit appreciation rights; (ii) cancel outstanding unit appreciation rights in exchange for unit appreciation rights with an exercise price that is less than the exercise price of the original unit appreciation rights; or (iii) cancel outstanding unit appreciation rights with an exercise price above the current unit price in exchange for cash or other securities.
Awards of unit appreciation rights generally will be nontransferable, except for transfers by will or the laws of descent and distribution.
Other Equity-Based Awards.   The LTIP Committee may grant other types of equity-based or equity-related awards, including the grant or offer for sale of unrestricted units, in such amounts and subject to such terms and conditions as the LTIP Committee may determine.
Forfeiture; Recoupment.   The LTIP Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award thereunder on account of actions taken by, or failed to be taken by, such grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any affiliate, (d) confidentiality obligation with respect to the Company or any affiliate, (e) Company policy or procedure, (f) other agreement or (g) any other obligation of such grantee to the Company or any affiliate, as and to the extent specified in such award agreement. The LTIP Committee may annul an outstanding award if the grantee thereof is terminated for “Cause” as defined in the 2024 LTIP or the applicable award agreement or for “cause” as defined in any other agreement between the Company or such affiliate and such grantee, as applicable. Any award granted pursuant to the 2024 LTIP shall be subject to mandatory repayment by the grantee to the Company to the extent the grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.
Change in Control in which Awards are not Assumed.   Upon the occurrence of a Change in Control (as defined below) in which outstanding awards of options, unit appreciation rights, restricted units, deferred units or other equity-based awards are not assumed or continued, the following provisions will apply to the awards:
•
Except with respect to performance-based awards, either of the following will occur:

•
all outstanding awards of restricted units and deferred units will be deemed to have vested, and the units subject to such deferred units will be delivered immediately before the Change in Control, and 15 days before the scheduled completion of the Change in Control, all outstanding options and unit appreciation rights will become immediately exercisable and will remain exercisable for a period of 15 days (subject to completion of the Change in Control); or

•
the LTIP Committee may elect to cancel any outstanding awards of options, restricted units, deferred units and unit appreciation rights and require payment or delivery to the holders of such awards of an amount in cash or securities having a value (as determined by the LTIP Committee): (i) in the case of restricted units and deferred units equal to the price per unit paid to holders of units under the Change in Control; and (ii) in the case of options or unit appreciation rights, equal to the product of the number of units subject to such options or unit appreciation rights multiplied by the amount, if any, by which (a) the price per unit paid to holders of units under the Change in Control exceeds (b) the option price per unit or appreciation right price applicable to such options and unit appreciation rights.

•
For performance-based awards:   (i) if less than half of the performance period has lapsed, the awards will be converted into restricted units or performance units assuming target performance has been achieved (or into unrestricted units if no further restrictions apply); (ii) if at least half of the performance period has lapsed, the awards will be converted into restricted units or performance units based on actual performance to date (or into unrestricted units if no further restrictions apply); and (iii) if actual performance is not determinable, the awards will be converted into restricted units or performance units assuming target performance has been achieved, based on the discretion of the LTIP Committee (or into unrestricted units if no further restrictions apply).
•
Other equity-based awards will be governed by the terms of the applicable award agreement.

Change in Control in which Awards are Assumed.   Except as otherwise provided in the applicable award agreement, another agreement with the grantee, or another writing, upon the occurrence of a Change in Control in which outstanding awards of options, unit appreciation rights, restricted units, deferred units or other equity-based awards are being assumed or continued, the 2024 LTIP and such awards (to the extent the awards are assumed or continued) will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new options, unit appreciation rights, restricted units, common units and other equity-based awards relating to the units of a successor entity, or a parent or subsidiary thereof. In the event of such a substitution, appropriate adjustments will be made to the number of units subject to the original awards (disregarding any transaction consideration that is not units) and to option and unit appreciation right exercise prices.
Definition of Change in Control.   The 2024 LTIP generally defines a “Change in Control” to mean the occurrence of any person, other than a person approved by the general partner, becoming the general partner of the Company.
U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of awards under the 2024 LTIP for grantees and the Company will depend on the type of award granted. The following summary description of tax consequences is intended only for the general information of unitholders and does not address state, local or non-United States tax laws. A grantee in the 2024 LTIP should not rely on this description and instead should consult his or her own tax advisor.
Options.   An option holder will not realize taxable income upon the grant of an option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the units subject to the option on the date of exercise will constitute compensation income taxable to the option holder. We will generally be entitled to a tax deduction equal to the amount of compensation income taxable to the option holder. If an option holder tenders units in payment of part or all of the exercise price of an option, no gain or loss will be recognized with respect to the units tendered. In such an event, the option holder will be treated as receiving an equivalent number of units under the exercise of the option in a nontaxable exchange. The tax basis of the units tendered will be treated as the substituted tax basis for an equivalent number of units received, and the units received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered units. The difference between the aggregate exercise price and the aggregate fair market value of the units received under the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.
Restricted Units.   A grantee of a restricted unit (an actual transfer of ownership interest) will not recognize any taxable income for U.S. federal income tax purposes in the year of the award if the unit is subject to restrictions (that is, the restricted unit is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the units on the date of the award, determined without regard to the restrictions, in which case the Company will generally be entitled to a tax deduction in the year of the grant and no tax deduction in the year of vesting. The grantee will have to find other assets to pay for the payroll tax withholding on an 83(b) election. If the grantee does not make such a section 83(b) election, the fair market value of the units on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income.
Deferred Units and Performance-Based Awards.   A distribution of units or a payment of cash in satisfaction of deferred units or a performance-based award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the unit determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. The Company will generally be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient.

Unit Appreciation Rights.   The grant of unit appreciation rights will not result in taxable income to the holder. Upon exercise of a unit appreciation right, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the unit received by the holder. The Company will generally be entitled to a deduction equal to the amount of any compensation income taxable to the grantee.
Unrestricted Units.   A holder of unrestricted units will be required to recognize ordinary income in an amount equal to the fair market value of the units on the date of the award, reduced by the amount, if any, paid for such units. The Company will generally be entitled to a tax deduction in the amount of any compensation income taxable to the grantee. Upon the holder’s disposition of the unrestricted units, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the units for more than one year. Otherwise, the capital gain or loss will be short-term.
Tax Withholding.   Payment of the taxes imposed on awards made under the 2024 LTIP may be made by withholding from payments otherwise due and owing to the grantee.

INFORMATION ABOUT NEXTERA ENERGY PARTNERS AND
MANAGEMENT
Unit Ownership of Certain Beneficial Owners and Management
The following table shows the beneficial ownership of NextEra Energy Partners units as of December 31, 2023 by the only persons known by the Company to own beneficially more than 5% of any class of the outstanding units based on the units outstanding on the record date:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Special Voting Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	98,781,831	100%
Common Units	BlackRock, Inc. 55 East 52nd Street New York, NY 10055(2)	7,172,519	7.7%
Common Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	2,337,882	1.22%

(1)
NextEra Energy Equity Partners, LP (“NEE Equity”), which is indirectly, wholly owned by NextEra Energy, holds non-economic Special Voting Units that provide NEE Equity with an aggregate number of votes on certain matters that may be submitted for a vote of NextEra Energy Partners’ unitholders that is equal to the aggregate number of common units of NextEra Energy Operating Partners, LP (“NEP OpCo”) held by NEE Equity on the relevant record date. As of February 23, 2024, NEE Equity held 98,781,831 Special Voting Units. Furthermore, NextEra Energy has implemented a NextEra Energy Partners common unit repurchase program and an exchange agreement as described on page 32. Under the program, another subsidiary of NextEra Energy owns 2,337,882 common units. In the aggregate, the Special Voting Units and common units held by subsidiaries of NextEra Energy represent approximately 52.6% of outstanding voting power. See pages 2–4 for a description of certain limitations on the voting rights.

(2)
This information has been derived from a statement on Schedule 13G of BlackRock, Inc. filed with the SEC on February 13, 2024. As of December 31, 2023, BlackRock, Inc., a parent holding company, reported that it had sole dispositive power with respect to 7,172,519 common units and sole voting power with respect to 6,337,560 common units and no common units with shared voting or dispositive power.

The table below shows the number of NextEra Energy Partners units beneficially owned as of February 23, 2024 by each of NextEra Energy Partners’ directors and each NEO, as well as the number of units beneficially owned by all of NextEra Energy Partners’ directors and executive officers as a group. As of February 23, 2024, each individual beneficially owned less than 1%, and all directors and executive officers as a group beneficially owned less than 1%, of NextEra Energy Partners units. No units are pledged as security.
Name	Units Beneficially Owned
	Units Owned	Units Which May Be Acquired Within 60 Days	Total Units Beneficially Owned
Susan D. Austin	28,950	0	28,950
Robert J. Byrne	36,210	0	36,210
Terrell Kirk Crews, II	8,436	0	8,436
Mark E. Hickson	25,804	0	25,804
John W. Ketchum	54,136	0	54,136
Peter H. Kind	37,630	0	37,630
Rebecca J. Kujawa	32,342	0	32,342
All directors and executive officers as a group (10 persons)	271,065	0	271,065
The Company’s Securities Trading Policy
The Company has adopted the NextEra Energy Securities Trading Policy as its own Securities Trading Policy (the “Trading Policy”). The Trading Policy prohibits hedging transactions with respect to securities of the Company. The Trading Policy provides in relevant part as follows: “Additional Prohibited Transactions. The Company considers it improper and inappropriate for any Company insider to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that insiders may not engage in any of the following transactions: … Hedging Transactions. Certain forms of hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps and collars, allow an insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other shareholders. Therefore, these transactions are prohibited under this Policy….” The full text of the Trading Policy is available at www.nexteraenergypartners.com.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles & Guidelines/Code of Ethics
The Company’s Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers cover a wide range of business practices and procedures. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers were approved by the Board. The Code of Ethics for Senior Executive and Financial Officers applies to NextEra Energy Partners’ chairman, chief executive officer, chief financial officer, president, treasurer, general counsel, controller and chief accounting officer and executive vice president, strategy and corporate development. The Code of Business Conduct & Ethics applies to all representatives of NextEra Energy Partners and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers are available on the Company’s website at www.nexteraenergypartners.com. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed to unitholders under SEC rules will be disclosed on the Company’s website at the address listed above. The Company will provide a printed copy of its Code of Business Conduct & Ethics upon request by a unitholder to the Corporate Secretary of the Company by mail or courier service c/o NextEra Energy Partners, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attn: Corporate Secretary.
Director Independence
The NYSE does not require a listed publicly traded limited partnership, such as the Company, to have a majority of independent directors on the board. Notwithstanding the foregoing, the Board conducts an annual review regarding the independence from the Company of each of its members and, in addition, assesses the independence of any new member at the time that the new member is considered for appointment to or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which are available on the Company’s website at www.nexteraenergypartners.com. In order to determine that a director is independent, the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). When assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
The NYSE standards and Rule 10A-3 under the Exchange Act include an additional requirement that members of the audit committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation for service as a director.
Based on its review conducted in accordance with the Company’s Corporate Governance Principles & Guidelines and the NYSE standards, the Board determined that Susan D. Austin, Robert J. Byrne and Peter H. Kind, constituting all three non-employee directors of NextEra Energy Partners, are independent under the Company’s Corporate Governance Principles & Guidelines and the NYSE standards (including the separate Audit Committee standards).
Board Leadership Structure
As set forth in the Company’s Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is generally best served by maintaining a structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges. However, in certain circumstances, such as during a transition from one chief executive officer to another, the Board believes that it may be appropriate for the role of the chief executive officer and the chairman to be separated.
Executive sessions of NextEra Energy Partners’ independent directors are regularly scheduled. The chairman of the Audit Committee chairs the Board executive sessions and thereafter provides feedback to the chairman of the Board. The Board believes that having regular Board executive sessions, three independent directors and the corporate governance structures and processes described in this proxy statement allow the Board to maintain effective oversight of management. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors. The Board does not have a lead director.
Board Role in Risk Oversight
Although it is the job of management to assess and manage the Company’s risks, the Board and its Audit Committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic reports that include updates on financial, legal and other risk management matters. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements. The Audit Committee also reviews and assesses the performance of the Company’s internal audit function and its independent auditors. The Board receives regular reports from the Audit Committee.
Director Meetings and Attendance
The Board and its committees meet on a regular schedule and also hold special meetings from time to time. The Board met 11 times in 2023. All current directors attended 100% of the Board meetings and meetings of the committees on which they served during 2023.
The Company currently does not have a policy with regard to director attendance at the annual meeting of unitholders. All seven directors attended the 2023 annual meeting of unitholders.
Board Committees
The standing committees of the Board are the Audit Committee and the Conflicts Committee. Each committee regularly reports its activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a charter approved by the Board and the Audit Committee conducts an annual evaluation of its performance. Additionally, the Board as a whole conducts a self-assessment annually. The charter of the Audit Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charter of the Conflicts Committee. The current membership and functions of the committees are described below.
Compensation Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a compensation committee. The Company does not currently have a compensation committee because the Company’s executive officers do not receive any compensation paid by the Company and all compensation is paid by NextEra Energy. No portion of the management services agreement is allocated to executive compensation. The compensation paid to NextEra Energy Partners’ NEOs is approved by the independent directors of NextEra Energy’s compensation committee. NextEra Energy Partners’ NEOs do not receive any additional compensation for their services to NextEra Energy Partners’ business. If any compensation is to be paid by the Company to the Company’s executive officers, it will be reviewed and approved by the Board, because it performs the functions of a compensation committee if and when such committee is needed.
Compensation Committee Interlocks and Insider Participation
As discussed above, the Company does not have a compensation committee. Any compensation to be paid by the Company to the Company’s executive officers will be reviewed and approved by the Board because it performs the functions of a compensation committee if and when such committee is needed. During the year ended December 31, 2023, none of the directors or executive officers served as a member of a compensation committee of another entity that has, or has had, an executive officer who served as a member of the Board during 2023. During the year ended December 31, 2023, the following officers of NextEra Energy served on the Board: Mrs. Kujawa and Messrs. Ketchum, Crews and Hickson.

Nominating Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a nominating committee. All functions of a nominating committee are performed by the Board as a whole, including consideration of director nominees. Additionally, unitholders elect a majority of the Board of Directors including the chairman and unitholders also have substantial proxy access rights to nominate up to four directors for inclusion in the Company’s proxy materials, as further discussed under “Proxy Access Unitholder Nominees.”
Audit Committee
The Board has an Audit Committee composed of Messrs. Byrne (Chair) and Kind and Ms. Austin, each of whom satisfy the NYSE standards and the Exchange Act independence standards. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which are available on the Company’s website at www.nexteraenergypartners.com. The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and each of them also qualifies as an “audit committee financial expert” as such term is defined under the SEC’s regulations. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with related legal and regulatory requirements, corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent registered public accounting firm, approve all auditing services and related fees and the terms thereof and pre-approve any non-audit services to be rendered by the Company’s independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of the Company’s independent registered public accounting firm and for establishing procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. The Audit Committee met five times in 2023. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Conflicts Committee
The Conflicts Committee is composed of Messrs. Kind (Chair) and Byrne and Ms. Austin. The Conflicts Committee determines if the resolution of any conflict of interest referred to it is in the best interests of the Company and its unitholders. The charter of the Conflicts Committee provides that the members of the committee may not be officers or employees of NextEra Energy Partners or its general partner or directors, officers or employees of their affiliates, may not hold an ownership interest in NextEra Energy Partners’ general partner or its affiliates other than NextEra Energy Partners common units, including common units or awards under any long-term incentive plan, equity compensation plan or similar plan implemented by the Company, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. Any matters approved by the Conflicts Committee in good faith will be deemed to be approved by all of the Company’s unitholders and not to be a breach of any duties owed to the unitholders by NextEra Energy Partners, its general partner or the Board. A more detailed description of the Conflicts Committee’s duties and responsibilities is contained in the Conflicts Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Consideration of Director Nominees
Proxy Access Unitholder Nominees
Pursuant to the Partnership Agreement, a holder (or a group of up to 20 unitholders) owning units representing at least 10% of the voting power, including common units and special voting units, of the Company continuously for the relevant holding period may nominate and include in the Company’s proxy statement up to two directors (“Proxy Access Directors”). No more than four Proxy Access Directors are permitted to be included each year in the Company’s proxy materials. Unless a shorter holding period is specified by the Board, the holding period for the 2025 annual meeting is three years. Notice of Proxy Access Director nominees for the 2025 annual meeting of unitholders should be addressed to the Corporate Secretary, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received no earlier than November 5, 2024 and no later than the close of business on December 5, 2024. In the event that the 2025 annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the 2024 annual meeting, the notice of Proxy Access Director nominees must be received on the later of the close of business on the

120th day prior to the date of the 2025 annual meeting or the 10th day following the Company’s first public announcement of the date of the 2025 annual meeting. The proxy access mechanism is the exclusive means through which a common unitholder may nominate a candidate for election to the Board. The complete proxy access requirements are set forth in the Partnership Agreement, a copy of which is available at www.nexteraenergypartners.com.
In addition to satisfying the foregoing requirements under the Partnership Agreement, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, unitholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
Director Qualifications
In addition to the qualifications for directors set forth under Proposal 1, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’s board.
Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election.
Identifying and Evaluating Nominees for Directors
Candidates may come to the attention of the Board through current Board members, professional search firms, unitholders or other persons. Candidates are evaluated at regular or special meetings of the Board and may be considered at any time during the year. The Board considers all nominee recommendations, including those from unitholders, in the same manner when determining candidates for the Board. If any materials are provided by a unitholder in connection with the recommendation of a director candidate, such materials are provided to the Board. In evaluating nominations, the Board seeks to achieve a diverse balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see “Proxy Access Unitholder Nominees” and “Director Qualifications” above and as set forth under Proposal 1.
Communications with the Board
The Board has established procedures by which unitholders and other interested parties may communicate with the Board, any Board committee or any director. Such parties may write to one or more of the directors, care of General Counsel, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408. They may also contact any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics by calling 561-694-4644.
The Board has instructed the Company’s general counsel to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:
(1)
Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy Partners, LP Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2)
All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the general counsel to the applicable directors, including, as appropriate under the circumstances, the chairman of the Company’s Board of Directors and/or the appropriate committee chair.

(3)
All other unitholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints or business solicitations or advertisements generally will not be forwarded to any director unless the director otherwise requests or the general counsel determines otherwise.
Procedures for Review, Approval and Ratification of Related Person Transactions
The Conflicts Committee of the Board reviews and approves related person transactions to the extent required by the Partnership Agreement or to the extent that the Board seeks the approval of the Conflicts Committee.
The management of the Company is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction. For the purposes of this determination, (1) a related person includes any director or executive officer of the Company, any nominee for director of the Company, any unitholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person and (2) a related person transaction includes any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
If, after weighing all of the facts and circumstances, management determines that a proposed transaction is a related person transaction, management must present the proposed transaction to the Board for review or, if impracticable under the circumstances, to the chairman of the Board. The Board must then either approve or reject the transaction. The Board may, but is not required to, seek the approval of the Conflicts Committee for the resolution of any related person transaction.
In addition, certain transactions must be referred to the Conflicts Committee pursuant to the terms of the Company’s Partnership Agreement and the Conflicts Committee’s charter. The Partnership Agreement and the Conflicts Committee charter are available on the Company’s website at www.nexteraenergypartners.com.
Transactions with Related Persons
NEE Equity, a wholly owned subsidiary of NextEra Energy, owns all of the Company’s special voting units and a majority of the common units of NEP OpCo, which indirectly owns the Company’s projects. The Company owns the balance of outstanding NEP OpCo common units.
The following is a summary of certain agreements between the Company and NextEra Energy or its affiliates. Because of the Company’s relationship with NextEra Energy, the agreements may not be as favorable to the Company as they might have been had the Company negotiated them with an unaffiliated third party.
Amended and Restated Management Services Agreement
The Company, NEP OpCo and NextEra Energy Operating Partners GP, LLC, which is NEP OpCo’s general partner (“NEP OpCo GP”), entered into a Fourth Amended and Restated Management Services Agreement, dated May 7, 2023 (the “MSA”), with NextEra Energy Management Partners, LP (“NEE Management”), under which:
•
NEE Management provides or arranges for the provision of management, operations and administrative services to the Company and its subsidiaries under the direction of the Board, including managing their day-to-day affairs and providing individuals to act as executive officers and directors, to the extent such services are not otherwise provided under operation and maintenance services agreements and administrative service agreements (“ASAs”) between affiliates of NextEra Energy and the Company’s subsidiaries;

•
NEP OpCo pays, on the Company’s behalf, all operations and maintenance services fees or other expenses the Company or its subsidiaries incur; and

•
NEP OpCo makes certain payments to NEE Management based on the achievement by NEP OpCo of certain target quarterly distribution levels to its common unitholders.

Under the MSA, among other restrictions, NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries, are required to refrain from taking any action that, to NEE Management’s knowledge, at the time such action is taken, is intended to materially conflict with or directly contravene any resolution or other determination of the Board, in each case relating to the following significant activities of the Company:
•
establishing and approving the Company’s annual operating budget;

•
evaluating and approving capital decisions;

•
evaluating and approving debt and equity financing decisions;

•
assessing and approving quarterly cash distributions to unitholders; and

•
analyzing and approving related party transactions among NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries.

NEP OpCo pays NEE Management an annual management fee equal to the greater of (1) 1% of the sum of NEP OpCo’s net income plus interest expense, income tax expense and depreciation and amortization expense less certain non-cash, non-recurring items for the most recently ended fiscal year (calculated prior to the deduction of such fee and other fees paid under the MSA, such amount the “calculated fee”) and (2) $4.0 million (adjusted for inflation beginning in 2016). The management fee is paid in quarterly installments of $1.0 million (adjusted for inflation beginning in 2016) with an additional payment each January to the extent the calculated fee exceeds $4.0 million in the prior fiscal year (adjusted for inflation beginning in 2016). NEE Management is also entitled to receive an incentive distribution right fee (“IDR fee”) based on the hypothetical amount of distributions NEP OpCo would be able to make to its common unitholders without giving effect to the IDR fee as an operating expense. In June 2022, the MSA was amended to cap the IDR fee paid by the Company at $39.25 million per quarter ($157 million per year) if quarterly distributions to NEP OpCo unitholders are at or above $0.7625 ($3.05 on an annualized basis) per NEP OpCo common unit. If quarterly distributions to NEP OpCo unitholders are less than the $0.7625 threshold, then the IDR fee structure described in Part II, Item 5 of the 2021 Form 10-K will apply. In May 2023, NEE Management’s right to receive the IDR fee under the MSA was suspended in respect of each calendar quarter beginning with the IDR fee related to the period commencing on (and including) January 1, 2023 and expiring on (and including) December 31, 2026. Absent the IDR fee suspension, the IDR fee payments to NEE Management under the MSA will continue for so long as NEP OpCo’s partnership agreement remains in effect, even if the MSA otherwise terminates in accordance with its terms. For the year ended December 31, 2023, NEE Management received a total of approximately $50.7 million in compensation under the MSA.
The MSA is in full force and effect until January 1, 2068 and will automatically renew for successive five-year periods unless NEP OpCo or NEE Management provides written notice that it does not wish the agreement to be renewed. However, NEP OpCo can terminate the MSA prior to the expiration of its term upon 90-day prior written notice of termination to NEE Management upon the occurrence of certain events. The MSA also expressly provides that the agreement may not be terminated by the Company due solely to the poor performance or the under-performance of any of the Company’s operations. NEE Management is also permitted to terminate the MSA upon the occurrence of certain events.
Operation and Maintenance (“O&M”) Services Agreements
Affiliates of NextEra Energy Resources, an indirect wholly owned subsidiary of NextEra Energy, and the indirect subsidiaries of NEP OpCo, each as described below, have entered into O&M services agreements under which such NextEra Energy Resources’ affiliates provide operations and maintenance services to projects in the Company’s portfolio. A brief description of the O&M services agreements is provided below.
Projects
Pipeline
NET Midstream, LLC, an indirect subsidiary of NEP OpCo, entered into an O&M services agreement with NextEra Energy Pipeline Services, LLC (“Pipeline Services”), an affiliate of NextEra Energy Resources, on November 1, 2019. Under this agreement, Pipeline Services provided customary day-to-day O&M services. The agreement was terminated as of December 28, 2023.
In consideration for the performance of O&M services, Pipeline Services received a fixed annual fee of $2.0 million as full and complete compensation for all costs incurred. For the year ended December 31, 2023, Pipeline Services received a total of approximately $2.0 million pursuant to this agreement.
Wind
Substantially all of the Company’s wind project entities have entered into O&M services agreements with NextEra Energy Operating Services, LLC (“NEOS”), an indirect wholly owned subsidiary of NextEra Energy Resources. Under each wind O&M services agreement, NEOS provides customary day-to-day O&M services. NEOS is required to provide each wind project entity with a proposed annual budget for its review prior to the beginning of each operating year, which budget will be agreed upon between NEOS and the wind project entity. Each wind O&M services agreement has a term range between 20 to 30 years, which will be automatically extended for an additional five-year period unless the applicable wind project entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. Each wind O&M services agreement contains customary termination provisions.
In consideration for the performance of O&M services under the agreements, NEOS receives a fixed annual fee paid in monthly installments. The annual fee for each project ranges between $800 to $3,100 (excluding annual inflation adjustments) for each megawatt (“MW”) of nameplate capacity for the first year of the term of the applicable wind O&M services agreement and is adjusted annually based on the U.S. Consumer Price Index (“U.S. CPI”). In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each wind O&M services agreement also requires that the applicable wind project entity provide, or pay for costs incurred by NEOS in providing, utility services to the project. For the year ended December 31, 2023, NEOS had 61 wind O&M services agreements and received a total of approximately $89 million under the wind O&M services agreements, including reimbursement of expenses, net of approximately $8 million in credits allocated by NEOS in respect of unplanned O&M costs.
Solar
Substantially all of the Company’s solar project entities have entered into O&M services agreements with NEOS. Under each solar O&M services agreement, NEOS provides customary day-to-day O&M services. Each solar O&M services agreement has a term between 25 to 30 years, which will be automatically extended for an additional five-year period unless such entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. Each solar O&M services agreement contains customary early termination provisions.
In consideration for the performance of O&M services, NEOS receives a fixed annual fee paid in monthly installments. The annual fee under the solar O&M services agreement with Genesis Solar, LLC was $1.0 million in 2013 and is adjusted annually based on U.S. CPI. The annual fee for each other project was between $1,500 and $1,545 (excluding annual inflation adjustments) for each MW of nameplate capacity for the first year of the term of the applicable solar O&M services agreement and is adjusted annually based on U.S. CPI. In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each of the solar O&M services agreements also requires that the applicable solar project entity provide, or pay for costs incurred by NEOS for, utility services provided to the project. For the year ended December 31, 2023, NEOS and an affiliate had 30 solar O&M services agreements and together received a total of approximately $24.8 million in fees and reimbursements under the solar O&M services agreements.
Storage
The Company’s storage project entity has entered into an O&M services agreement with NEOS. Under the storage O&M services agreement, NEOS provides customary day-to-day O&M services. The storage O&M services agreement has a term of 30 years, which will be automatically extended for an additional five-year period unless the storage project entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. The storage O&M services agreement contains customary early termination provisions.
In consideration for the performance of O&M services, NEOS receives a fixed annual fee paid in monthly installments. The annual fee under the storage O&M services agreement was $2,500 (excluding annual inflation adjustments) for each MW of nameplate capacity for the first year of the term of the storage O&M services agreement and is adjusted annually based on U.S. CPI. In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. The storage O&M services agreement also requires that the storage project entity provide, or pay for costs incurred by NEOS for, utility services to the project. For the year ended December 31, 2023, NEOS had one storage O&M services agreement and received a total of approximately $2 million in fees and reimbursements under the storage O&M services agreement.
Administrative Services Agreements (“ASA”)
Substantially all of the Company’s project entities have entered into an ASA with NextEra Energy Resources or one of its subsidiaries (collectively, the “Project ASAs”). Pursuant to the Project ASAs, NextEra Energy Resources or its subsidiary provides customary administrative services for the projects. Upon the expiration of the applicable initial term, each Project

ASA will be extended for an additional five-year period unless the applicable entity informs NextEra Energy Resources in writing that it does not intend to extend the term of the agreement. Each Project ASA contains customary termination provisions.
In consideration for the performance of the administrative services, a subsidiary of NextEra Energy Resources receives an annual fee, which is the full and complete compensation for all costs incurred by NextEra Energy Resources in performing administrative services, except for its out of pocket expenses, for which it is entitled to reimbursement from the applicable entity. For the year ended December 31, 2023, NextEra Energy Resources had Project ASAs with 104 Company project entities and received a total of approximately $97 million under the Project ASAs, which includes the annual fee and reimbursement for expenses.
Energy Management Agreements
Several of the Company’s project entities have entered into an Energy Management Agreement (“EMA”) with NextEra Energy Marketing, LLC (“NEM”), an indirect wholly owned subsidiary of NextEra Energy Resources. The agreement provides that NEM acts as the agent of the entity with respect to energy sales, capacity sales and environmental attributes. For the year ended December 31, 2023, 18 of the Company’s project entities have entered into EMAs with NEM and NEM received approximately $1.9 million under the EMAs.
Genesis Technical Support and Services Agreement
Genesis Solar, LLC, an indirect subsidiary of NEP OpCo, entered into a Technical Support and Services Agreement, dated August 22, 2011, with NextEra Energy Resources (the “Genesis Technical Support and Services Agreement”). The agreement may be terminated by either party at any time by giving the other party prior written notice of the effective date of the termination. Pursuant to the agreement, NextEra Energy Resources arranges for the provision of services performed by third parties; pays for other incidental expenses incurred in connection with the provision of services (for which it is reimbursed); provides project siting and development services; provides engineering services; and provides construction and construction management services. NextEra Energy Resources is reimbursed for the actual cost of all third party and other services provided. For the year ended December 31, 2023, NextEra Energy Resources received $0.4 million for the actual costs of third party and other services provided under the Genesis Technical Support and Services Agreement.
Intrastate Natural Gas Transportation Service Agreements
From time to time, each of LaSalle Pipeline, LP, Mission Valley Pipeline Company, LP, Mission Natural Gas Company, LP, NET Mexico Pipeline Partners, LLC and South Shore Pipeline L.P. (each, a “NGTSA Pipeline Entity”), which were formally indirect subsidiaries of NEP OpCo prior to December 28, 2023, entered into a Natural Gas Transportation Agreement (collectively, the “NGTSAs”) with NEM. NEM acts on each NGTSA Pipeline Entity’s behalf with respect to such entity’s ultimate natural gas transportation customer.
Under the NGTSAs, each NGTSA Pipeline Entity provides one of six services: firm transportation service, enhanced transportation service, interruptible transportation service, authorized overrun service, park and loan service and no notice service. Each NGTSA carries an initial term that varies between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month-to-month basis. After the expiration of the initial term, each party may cancel the agreement upon 30-days or 60-days (depending on the contracting NGTSA Pipeline Entity) written notice to the other party. The NGTSA Pipeline Entities were sold to a third party on December 28, 2023 and therefore are no longer indirect subsidiaries of NEP OpCo.
In addition to a transportation rate payable under each NGTSA, the NGTSA Pipeline Entities also are reimbursed by NEM for certain third-party fees which NEM initially pays on behalf of the NGTSA Pipeline Entities. The below table lists the fees and reimbursements received under the NGTSAs for the year ended December 31, 2023, by each NGTSA Pipeline Entity in the aggregate, inclusive of fees and reimbursements:
Pipeline Entity	Transportation Reimbursements
LaSalle Pipeline, LP	$904,000
Mission Natural Gas Company, LP	$61,000
Mission Valley Pipeline Company, LP	$674,000
NET Mexico Pipeline Partners, LLC	$426,000
South Shore Pipeline, LP	$1,536,000

The transportation reimbursements received by LaSalle Pipeline, LP, Mission Natural Gas Company, LP, Mission Valley Pipeline Company, LP, NET Mexico Pipeline Partners, LLC and South Shore Pipeline, LP under the NGTSA reflect amounts received prior to the sale of the NGTSA Pipeline Entities to a third party on December 28, 2023.
Section 311 Natural Gas Transportation Service Agreements
From time to time, Eagle Ford Midstream, LP, which was formally an indirect subsidiary of NEP OpCo prior to December 28, 2023, entered into Natural Gas Policy Act Section 311 Natural Gas Transportation Service Agreements (collectively, the “Eagle Ford NGTSAs”) with NEM. Under each Eagle Ford NGTSA, Eagle Ford Midstream, LP provides, transports and delivers natural gas on behalf of NEM (and the ultimate customer) on a firm basis, subject to the applicable pipeline’s operational capacity and force majeure events. In addition to a transportation rate payable under each Eagle Ford NGTSA, Eagle Ford Midstream, LP is also reimbursed by NEM for certain third-party fees. Each Eagle Ford NGTSA carries an initial term that may vary between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month-to-month basis. After the expiration of the initial term, each party may cancel the agreement upon 30-days written notice to the other party. Eagle Ford Midstream, LP was sold to a third party on December 28, 2023 and therefore is no longer an indirect subsidiary of NEP OpCo. For the year ended December 31, 2023, NEM paid Eagle Ford Midstream, LP approximately $3.0 million in the aggregate under the Eagle Ford NGTSAs, inclusive of fees and reimbursements.
Fuel Management Services Agreement
On October 1, 2015, as amended thereafter on November 1, 2021 and December 28, 2023, NET Holdings Management, LLC, an indirect subsidiary of NEP OpCo, entered into a Fuel Management Services Agreement (“FMSA”) with NEM. NET Holdings Management, LLC assigned the FMSA to another indirect subsidiary of the Company, South Texas Midstream, LLC (“STX Midstream”), effective as of November 1, 2019. STX Midstream owned the Company’s pipeline business located in Texas (“Texas Pipelines”) prior to its sale to a third party on December 28, 2023. Under this agreement, NEM provided support for STX Midstream’s obligations to the Texas Pipelines under various natural gas sale and purchase, fuel supply, balancing, peaking and other gas-related agreements to supply and manage the Texas Pipelines. The agreement initially expired on December 31, 2016, but automatically renewed for successive one-year terms unless either party gives 60-days prior written notice of an election not to renew. For the year ended December 31, 2023, NEM paid NET Holdings Management, LLC approximately $1.1 million under this agreement.
Cash Sweep and Credit Support Agreement
NEP OpCo and NextEra Energy Resources are parties to an Amended and Restated Cash Sweep and Credit Support Agreement, dated August 4, 2017 (the “CSCS Agreement”), under which:
•
NextEra Energy Resources provides certain credit support on behalf of the Company’s subsidiaries’ existing projects and, upon NEP OpCo’s request and at NextEra Energy Resources’ option, may agree to provide certain credit support on behalf of any future project subsidiaries of the Company on similar terms, and NEP OpCo will reimburse NextEra Energy Resources to the extent NextEra Energy Resources or its affiliates are required to make payments under such credit support or to post cash collateral, subject to certain exceptions; and

•
when the projects in the Company’s portfolio receive revenues or when NEP OpCo receives distributions from the Company’s subsidiaries, NextEra Energy Resources or one of its affiliates may borrow excess funds from the Company’s subsidiaries, including NEP OpCo, and hold such funds in an account of NextEra Energy Resources or one of its affiliates for the benefit of NextEra Energy Resources and its affiliates until such funds are required by the Company or its subsidiaries to fund distributions or pay the Company’s subsidiaries’ expenses or until NEP OpCo otherwise demands the return of such funds. If NextEra Energy Resources or one of its affiliates realizes any earnings on the withdrawn funds prior to the return of such funds, it will be permitted to retain those earnings except as otherwise agreed upon with NEP OpCo.

NEP OpCo pays NextEra Energy Resources an annual credit support fee that is based on NextEra Energy’s borrowing costs, subject to adjustment. The fee is calculated as a fixed percentage of the aggregate amount of continuing credit support provided by NextEra Energy Resources or its affiliates to the Company’s subsidiaries, excluding credit support for which the Company’s subsidiaries do not have reimbursement obligations. If the aggregate amount of such credit support by NextEra Energy Resources or its affiliates increases or decreases, the credit support fee is adjusted accordingly as determined in good faith by NextEra Energy Resources. For the year ended December 31, 2023, NEP OpCo paid NextEra Energy Resources approximately $7.6 million under the CSCS Agreement.
The term of the CSCS Agreement is for ten years from July 1, 2014 and will automatically renew for successive five-year periods unless NEP OpCo or NextEra Energy Resources provides written notice that it does not wish to renew the agreement. However, in certain limited circumstances, NEP OpCo is permitted to terminate the CSCS Agreement prior to the expiration of its term upon 90-days prior written notice. In certain limited circumstances, NextEra Energy Resources is permitted to terminate the CSCS Agreement upon 180-days prior written notice.
Exchange Agreement
The Company entered into an Exchange Agreement, dated July 1, 2014, and as amended on July 5, 2016 (the “Exchange Agreement”), with NEP OpCo and NEE Equity under which NEE Equity can tender NEP OpCo units for redemption to NEP OpCo. NEE Equity has the right to receive, at its election, either common units of the Company or a cash amount equal to the net proceeds from the sale by the Company of an equivalent number of the Company’s common units issued to fund such redemption, provided that NEP OpCo will only be required to pay the cash amount to the extent it has received corresponding capital contributions from the Company, although the Exchange Agreement does not require the Company to make such capital contributions. In addition, the Company has the right, but not the obligation, to directly purchase such tendered common units for, subject to the approval of the Company’s Conflicts Committee, cash or the Company’s common units. The Exchange Agreement also provides that, subject to certain exceptions, NEE Equity does not have the right to exchange its NEP OpCo units if NEP OpCo or the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Company may be subject.
If NEE Equity elects to receive the Company’s common units in exchange for NEE Equity’s tendered NEP OpCo units, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits, combinations of units and similar events. If NEE Equity elects to receive cash in exchange for NEE Equity’s tendered NEP OpCo units, or if the Company exercises its right to purchase tendered NEP OpCo units for cash, the amount of cash payable will be based on the net proceeds received by the Company in a sale of an equivalent number of the Company’s common units.
For the year end December 31, 2022, NEE Equity exchanged approximately 838,000 of NEP OpCo common units in exchange for the same number of the Company’s common units.
On January 31, 2023, NEE Equity gave notice to NEP OpCo electing to exchange 860,000 of NEP OpCo common units for the same number of the Company’s common units on or about April 3, 2023. On April 10, 2023, NEE Equity gave notice to NEP OpCo electing to exchange 860,000 of NEP OpCo common units for the same number of the Company’s common units on or about June 9, 2023.
Retail Power Supply Agreement
On May 27, 2020 and June 26, 2020, NET Mexico Pipeline Partners, LLC, an indirect subsidiary of NEP OpCo, entered into retail power supply agreements with Gexa Energy, LP (“Gexa”), an indirect wholly owned subsidiary of NextEra Energy Resources, authorizing Gexa to purchase and sell electricity on its behalf in the ERCOT day-ahead market or ERCOT real-time market. NET Mexico Pipeline Partners, LLC was sold to a third party on December 28, 2023 and therefore is no longer an indirect subsidiary of NEP OpCo. For the year end December 31, 2023, NET Mexico Pipeline Partners, LLC paid a total of approximately $11.4 million to Gexa for these services.
Related Party Tax Receivable
In 2018, the Company and NextEra Energy entered into a tax sharing agreement and, as a result, the Company recorded a tax receivable of approximately $18 million which was reflected in noncontrolling interests on the Company’s condensed consolidated balance sheets. In June 2023, NextEra Energy contributed 100,169 NEP OpCo units to the Company as payment to settle this tax receivable. Approximately $13 million, primarily related to the difference between the value of the tax receivable and the value of the NEP OpCo units received, was recorded as an adjustment to common unit equity and noncontrolling interests.
Whiptail-Montezuma Funding, LLC and VMCLR Holdings, LLC Acquisition
On April 24, 2023, NextEra Energy Partners Acquisitions, LLC (“NEP Acquisitions”), an indirect subsidiary of NEP OpCo, entered into a purchase and sale agreement with NEP US SellCo, LLC and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, to acquire from NEP US SellCo, LLC a 100% membership interest in each of Whiptail-Montezuma Funding, LLC, and VMCLR Holdings, LLC, which indirectly owns an approximately 688 MW portfolio of wind and solar generation facilities consisting of the following:
•
Montezuma II Wind, an approximately 78 MW wind generation facility in California;

•
Chaves County Solar, an approximately 70 MW solar generation facility in New Mexico;

•
Live Oak Solar, an approximately 51 MW solar generation facility in Georgia;

•
River Bend Solar, an approximately 75 MW solar generation facility in Alabama;

•
Casa Mesa Wind, an approximately 51 MW wind generation facility in New Mexico; and

•
New Mexico Wind, an approximately 204 MW wind generation facility in New Mexico.

The acquisition closed in June 2023 for a total purchase price of approximately $566 million, plus working capital and other adjustments.
Emerald Breeze Holdings, LLC, Appaloosa Run Wind, LLC, Eight Point Wind, LLC, Elk City Wind II, LLC, Great Prairie Wind, LLC, Sac County Wind, LLC, Sholes Wind, LLC, Yellow Pine Solar, LLC
In December 2022, an indirect subsidiary of the Company, completed the acquisition of ownership interests (December 2022 acquisition) in a portfolio of wind and solar-plus-storage generation facilities from subsidiaries of NextEra Energy Resources, LLC (“NEER”), the seller, consisting of the following:
•
100% of the Class A membership interests in Emerald Breeze Holdings, LLC (“Emerald Breeze”), representing a 49% controlling ownership interest, which indirectly owns:

•
Great Prairie Wind, LLC, an approximately 1,029 MW wind generation facility in Texas and Oklahoma.

•
Appaloosa Run Wind, LLC, an approximately 172 MW wind generation facility in Texas.

•
Yellow Pine Solar, LLC (“Yellow Pine”), a 125 MW solar generation and 65 MW storage facility in Nevada.

•
100% of the membership interests in Sac County Wind Holdings, LLC (“Sac County Wind”) and Elk City Sholes Holdings, LLC, which indirectly own:

•
Sholes Wind, LLC, an approximately 160 MW wind generation facility located in Nebraska.

•
Elk City Wind II, LLC, an approximately 107 MW wind generation facility located in Oklahoma.

•
Sac County Wind, an approximately 80 MW wind generation facility located in Iowa.

At closing, Yellow Pine was under construction by NEER and NEER agreed to continue to manage the construction of the project after acquisition, at its own cost, and to contribute to the project any capital necessary for the construction of the project. In July 2023, Yellow Pine achieved commercial operations. In March 2023, upon receipt of regulatory approvals and the achievement of commercial operations, Eight Point Wind, LLC (“Eight Point”), an approximately 111 MW wind generation facility in New York, was transferred to Emerald Breeze.
The purchase price included total consideration of approximately $805 million, plus working capital and other adjustments of approximately $8 million and the Company’s share of the portfolio’s existing noncontrolling interests related to differential membership investors of approximately $1.4 billion at the time of closing. In March 2023, the Company sold differential membership interests in Eight Point to third-party investors for proceeds of approximately $92 million.
Executive Officers
The executive officers of the Company as of March 1, 2024 are as follows:
Name	Age	Position(1)
John W. Ketchum(2)	53	Chief Executive Officer
Terrell Kirk Crews, II(3)	45	Chief Financial Officer
Mark E. Hickson(4)	57	Executive Vice President, Strategy and Corporate Development
Rebecca J. Kujawa(5)	48	President
Charles E. Sieving(6)	51	General Counsel
James May(7)	47	Controller and Chief Accounting Officer
Michael Dunne(8)	48	Treasurer and Assistant Secretary

(1)
The executive officers are appointed annually by the Board.

(2)
Chief executive officer since March 2022 and chairman of the board since April 2022. Chief executive officer of our general partner since March 2022. Director, president and chief executive officer of NextEra Energy since March 2022 and chairman of NextEra Energy since July 2022. President from March 2019 until March 2022. President of our general partner from March 2019 until March 2022. President and chief executive officer of NextEra Energy Resources from March 2019 until March 2022. Executive vice president, finance and chief financial officer of NextEra Energy from March 2016 to March 2019.

(3)
Chief financial officer since March 2022. Chief financial officer of our general partner since March 2022. Executive vice president, finance & chief financial officer of NextEra Energy since March 2022. Vice president, business management of NextEra Energy Resources from March 2019 until March 2022. Controller and chief accounting officer and vice president, controller and chief accounting officer of NextEra Energy from September 2016 until March 2019.

(4)
Executive vice president, strategy and corporate development since August 2017. Executive vice president, strategy and corporate development of our general partner since July 2014. Executive vice president, corporate development and strategy of NextEra Energy since May 2022. Executive vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2017 until May 2022.

(5)
President since March 2022. President of our general partner since March 2022. Chief financial officer from March 2019 until March 2022. Chief financial officer of our general partner from March 2019 until March 2022. President and chief executive officer of NextEra Energy Resources since March 2022. Executive vice president, finance and chief financial officer of NextEra Energy from March 2019 to March 2022. Vice president, business management of NextEra Energy Resources from 2012 until March 2019.

(6)
General counsel since August 2017. General counsel of our general partner since July 2014. Executive vice president, chief legal, federal and regulatory affairs officer of NextEra Energy since May 2023. Executive vice president & general counsel of NextEra Energy from December 2008 to May 2023.

(7)
Controller and chief accounting officer since March 2019. Vice president, controller and chief accounting officer of NextEra Energy since March 2019. Controller of NextEra Energy Resources from April 2015 until March 2019.

(8)
Treasurer and assistant secretary since February 2023. Treasurer and assistant secretary of our general partner since December 2022. Treasurer of NextEra Energy since January 2023. Vice president of NextEra Energy from April 2022 to December 2022. Managing director, Global Energy & Power Investment Banking for Bank of America from January 2012 to March 2022.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee submits the following report for 2023:
In accordance with the written Audit Committee Charter, the Audit Committee of the Company (the “Audit Committee”) assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets and discusses, among other things, the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.
As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging the duties of the Audit Committee, the Audit Committee has relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.
The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the Company’s financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence. The Audit Committee also reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and satisfied itself as to the firm’s independence and discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
In addition, and in accordance with its Audit Committee charter, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted,
Robert J. Byrne, Chair
Susan D. Austin
Peter H. Kind

Fees Paid to Deloitte & Touche
The following table presents fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2023 and 2022.
	2023	2022
Audit Fees(1)	$ 2,507,000	$ 2,389,000
Audit-Related Fees(2)	2,690,000	2,525,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$ 5,197,000	$ 4,914,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of NextEra Energy Partners’ annual consolidated financial statements for the fiscal year and the reviews of the financial statements included in Quarterly Reports on Form 10-Q during the fiscal year and the audit of effectiveness of internal control over financial reporting, comfort letters and consents.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy Partners’ consolidated financial statements and are not reported under audit fees. These fees primarily related to audits of subsidiary (non-SEC registrant) financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Permitted services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified permitted services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any permitted service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. The Audit Committee has delegated to the chair of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is reported to the Audit Committee at its next regularly scheduled meeting.
In 2023 and 2022, no services provided to NextEra Energy Partners by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (which provides for a waiver of the otherwise applicable pre-approval requirement if certain conditions are met). Additionally, none of the services were approved after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Company does not pay for any compensation for its executive officers. All of the executive officers of the Company also are employees of NextEra Energy with extensive experience in clean energy leadership. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing the Company. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. Affiliates of NextEra Energy provide the Company with various general and administrative services, such as technical, commercial, regulatory, financial, accounting, treasury, tax and legal staffing, and related support services, pursuant to a Management Services Agreement, for which the Company pays a management services fee. No portion of the management services fee is allocated to executive officer compensation. As the Company incurs no expense for the compensation or benefits for these executive officers, the Company avoids a cost that would otherwise be incurred for industry leading experience.
The NEOs for the year ended December 31, 2023 are John W. Ketchum (chief executive officer) and Terrell Kirk Crews, II (chief financial officer). Mr. Ketchum assumed his responsibilities as chief executive officer as of March 1, 2022. Mr. Crews assumed his responsibilities as chief financial officer as of March 1, 2022. The 2024 NextEra Energy proxy statement, expected to be filed in late March or early April 2024, will include disclosure of the compensation of these officers received from NextEra Energy for the performance of their duties as employees of NextEra Energy, including managing the Company.
In February 2023, as part of NextEra Energy’s Compensation Committee’s setting of 2023 long-term performance-based incentive compensation for NextEra Energy’s executive officers, the Compensation Committee expressed its preference that a portion of the long-term performance-based incentive compensation to be awarded to executive officers who also are officers of the Company be granted in the form of performance-based restricted common units of the Company (“NEP Awards”). The NextEra Energy Compensation Committee concluded that the proposed NEP Awards would further align the incentive compensation of these executive officers to activities that promote the growth of long-term value for shareholders of NextEra Energy. After considering this and other factors, in February 2023, the Board approved grants of NEP Awards to those executive officers of NextEra Energy who also are officers of the Company, as well as to other officers and employees of NextEra Energy or its affiliates who are responsible for significant Company activities.
The NEP Awards received by executive officers did not increase the executive officers’ overall NextEra Energy incentive compensation opportunity, but instead replaced on a dollar-for-dollar basis approximately 7% of the aggregate grant date value of the portion of their long-term performance-based awards in 2023 that otherwise would have been issued in the form of performance-based restricted stock of NextEra Energy. The performance objective for the NEP Awards is adjusted EBITDA of $400 million. Therefore, the NEP Awards granted in 2023, which would otherwise vest ratably in 2024, 2025 and 2026, will not vest unless and until the Board certifies in each of 2024, 2025 and 2026 that the Company’s adjusted EBITDA equals or exceeds $400 million. The Board increased the performance target for the performance-based restricted common units granted in 2024 from adjusted EBITDA of $400 million to the Company’s adjusted EBITDA of $900 million in each of 2025, 2026 and 2027.
The NEP Awards were made pursuant to the NextEra Energy Partners, LP 2014 Long Term Incentive Plan (“2014 Long Term Incentive Plan”). The Company will be reimbursed by NextEra Energy for the grant date fair value of all NEP Awards granted to employees and officers of NextEra Energy or its affiliates. The NEP Awards are considered compensation by NextEra Energy, not the Company. The Company does not incur any expense as a result of these awards.

Compensation Committee Report
The Board does not have a compensation committee. The Board, acting in lieu of a compensation committee, has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Board recommended that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2024 annual meeting of unitholders.
Respectfully submitted,
By the members of the Board of Directors of
NextEra Energy Partners:
John W. Ketchum
Susan D. Austin
Robert J. Byrne
Terrell Kirk Crews, II
Mark E. Hickson
Peter H. Kind
Rebecca J. Kujawa

DIRECTOR COMPENSATION
2023 Non-Employee Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Unit Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Susan D. Austin	$90,000	$150,485	-	-	-	-	$240,485
Robert J. Byrne	105,000	150,485	-	-	-	-	255,485
Peter H. Kind	105,000	150,485	-	-	-	-	255,485

(1)
Non-employee directors received NextEra Energy Partners common units in an amount determined by dividing $150,000 by the closing price of the common units on the date of grant, rounded up to the nearest ten units. On February 22, 2023, each non-employee director then in office received a grant of 2,180 common units valued at $69.03 per unit. Distributions are paid on the units in cash.

Additional Information About Director Compensation
The table above includes compensation information for the non-employee directors of NextEra Energy Partners for 2023. Directors of NextEra Energy Partners who are salaried employees of NextEra Energy, the Company or any of its affiliates or subsidiaries do not receive any additional compensation for serving as a director or committee member. Effective January 1, 2024, non-employee directors received an annual cash retainer of $90,000 plus a retainer paid in an amount of NextEra Energy Partners common units determined by dividing $150,000 by the closing price of NextEra Energy Partners common units on the grant date, rounded up to the nearest ten units. Non-employee director grants were made under the 2014 Long Term Incentive Plan.
The annual common unit retainers for 2024 were paid on February 20, 2024, at which time the non-employee directors of NextEra Energy Partners were each granted 5,290 units of NextEra Energy Partners common units. These units are generally not transferable until the director ceases to be a member of the Board. Non-employee Board committee chairpersons receive an additional annual cash retainer of $15,000. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.
Director Unit Ownership Policy
Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and unitholders, all independent directors are required to own NextEra Energy Partners common units in an amount equal to at least five times the non-management director annual cash retainer within three years of beginning service as a Board member. All independent directors currently meet the director unit ownership policy. See Common Unit Ownership of Certain Beneficial Owners and Management for information about director ownership of NextEra Energy Partners common units as of February 23, 2024.

UNITHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
Proposals on matters appropriate for unitholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by unitholders for inclusion in the proxy statement and form of proxy for the 2025 annual meeting of unitholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than November 5, 2024. In the event the 2025 annual meeting of unitholders is more than 30 days from the first anniversary of the date of the 2024 annual meeting, the deadline will be a reasonable time before the Company begins to print and send its proxy materials. The submission of such proposals by unitholders is subject to regulation by the SEC pursuant to Rule 14a-8. Under our Partnership Agreement, unitholder proposals may only be submitted under Rule 14a-8.
Unitholder proposals should be sent to the attention of the Corporate Secretary by mail or by personal delivery to NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement will not be deemed to be “soliciting material” or “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or the Company specifically incorporates such information by reference into a document filed with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on, or accessible through, these websites is not part of this proxy statement.

Appendix A
NextEra Energy Partners, LP
2024 LONG TERM INCENTIVE PLAN
NextEra Energy Partners, LP, a limited partnership (the “Partnership”), sets forth herein the terms of its 2024 Long Term Incentive Plan (the “Plan”), as follows:
1.   PURPOSE
The Plan is intended to (1) provide participants with an incentive to contribute to the Partnership’s success and to manage the Partnership’s business in a manner that will provide for the Partnership’s long-term growth and profitability to benefit its unitholders and other important stakeholders, including its employees and customers, and (2) provide a means of obtaining, rewarding and retaining key personnel.
2.   DEFINITIONS
For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:
2.1   “Affiliate” of the Partnership means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
2.2   “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Units are listed.
2.3   “Award” means a grant under the Plan of an Option, a Unit Appreciation Right, Restricted Units, Deferred Units, Unrestricted Units, a Performance Unit or other Performance-Based Award, or an Other Equity-Based Award.
2.4   “Award Agreement” means the agreement between the Partnership and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5   “Board” means the Board of Directors of the Partnership.
2.6   “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Partnership or an Affiliate, (a) repeated violations by such Grantee of such Grantee’s obligations to the Partnership or such Affiliate (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Grantee’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Partnership or such Affiliate and which are not remedied within a reasonable period of time after such Grantee’s receipt of written notice from the Partnership specifying such violations, (b) the conviction of such Grantee of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Partnership or an Affiliate, or (c) prior to a Change in Control, such other events as shall be determined by the Committee in its sole discretion. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.
2.7   “Change in Control” means the occurrence of any Person, other than a Person approved by the Partnership, becoming the general partner of the Partnership.
2.8   “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.9   “Committee” means a committee of, and designated from time to time by resolution of, the Board.
2.10   “Deferred Unit” means a bookkeeping entry representing the equivalent of one (1) Unit awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting, or (b) is subject to time-based vesting, but not to performance-based vesting.
2.11   “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Unit is required to be established for purposes of the Plan.
2.12   “Disability” means any condition as a result of which a Grantee is determined to be totally disabled for purposes of (a) the Partnership’s executive long-term disability plan, for Grantees who participate in such plan, or (b) the Partnership’s long-term disability plan, for Grantees who do not participate in the Partnership’s executive long-term disability plan.
2.13   “Employee” means, as of any date of determination, an employee (including an officer) of the Partnership or an Affiliate.
2.14   “Effective Date” shall have the meaning set forth in Section 5.1.
2.15   “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.
2.16   “Fair Market Value” means the fair market value of a Unit for purposes of the Plan, which shall be determined as of any Determination Date as follows:
(a)   If on such Determination Date the Units are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Units shall be the closing price of the Unit on the trading day immediately preceding such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on the trading day immediately preceding such Determination Date, the Fair Market Value of a Unit shall be the closing price of the Unit on the next preceding day on which any sale of Units shall have been reported on such Stock Exchange or such Securities Market.
(b)   If on such Determination Date the Units are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Unit shall be the value of the Unit on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
2.17   “General Partner” means NextEra Energy Partners GP, Inc.
2.18   “Grant Date” means, as determined by the Committee, (a) the date as of which the Committee completes the corporate action constituting the Award or (b) such date subsequent to the date specified in clause (a) above as may be specified by the Committee.
2.19   “Grantee” means a person who receives or holds an Award under the Plan.
2.20   “Option” means an option to purchase one or more Units pursuant to the Plan, which will be non-qualified options (i.e. options that do not meet the requirements of section 422 of the Code).
2.21   “Option Price” means the exercise price for each Unit subject to an Option.
2.22   “Outside Director” means a member of the Board who is not an Employee.
2.23   “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, other than an Option, a Unit Appreciation Right, Restricted Units, a Deferred Unit or Unrestricted Units.

2.24   “Partnership” means NextEra Energy Partners, LP.
2.25   “Performance-Based Award” means an Award of Options, Unit Appreciation Rights, Restricted Units, Deferred Units, Performance Units or Other Equity-Based Awards made subject to the achievement of performance goals (as provided in Section 14) over a performance period specified by the Committee.
2.26   “Plan” means this NextEra Energy Partners, LP. 2024 Long Term Incentive Plan.
2.27   “Person” means “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).
2.28   “Prior Plan” means the NextEra Energy Partners, LP. 2014 Long Term Incentive Plan.
2.29   “Restricted Period” shall have the meaning set forth in Section 10.2.
2.30   “Restricted Units” means Units awarded to a Grantee pursuant to Section 10.
2.31   “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.
2.32   “Service” means service of a Grantee as an Employee or service of such Grantee as a member of the Board or of the board of directors or similar governing body of any Affiliate. Unless otherwise provided in the applicable Award Agreement, in another agreement with the Grantee or otherwise in writing, such Grantee’s change in position or duties with the Partnership or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be an Employee or continues to serve as a member of the Board or of the board of directors or similar governing body of any Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. A Grantee shall not be considered to have terminated Service with the Partnership or any of its Affiliates for purposes of any payments under this Plan which are subject to Section 409A of the Code until the Grantee has incurred a “separation from service” from the Partnership or such Affiliate within the meaning of Section 409A of the Code.
2.33   “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.
2.34   “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Partnership or an Affiliate or with which the Partnership or an Affiliate has combined or will combine.
2.35   “Units” means the common units, par value $0.01 per unit, of the Partnership, or any security which units may be changed into or for which units may be exchanged.
2.36   “Unit Appreciation Right” or “UAR” means a right granted to a Grantee pursuant to Section 9.
2.37   “UAR Price” shall have the meaning set forth in Section 9.1
2.38   “Unrestricted Units” shall have the meaning set forth in Section 11.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.   ADMINISTRATION OF THE PLAN
3.1   Committee.
3.1.1   Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present (a majority of the Committee shall constitute a quorum), or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Partnership’s partnership agreement and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement. In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee
3.1.2   Composition of Committee.
The Committee shall be a committee composed of not fewer than two directors of the Partnership designated by the Board to administer the Plan and such committee members shall satisfy any independence standards required by Applicable Law or Stock Exchange. The Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Partnership or any Affiliate provided that such delegation and grants are consistent with Applicable Law.
3.2   Board.
The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Partnership’s partnership agreement and bylaws and Applicable Laws.
3.3   Terms of Awards.
3.3.1   Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)   designate Grantees;
(b)   determine the type or types of Awards to be made to a Grantee;
(c)   determine the number of Units to be subject to an Award;
(d)   establish the terms and conditions of each Award (including the Option Price of any Option), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or

Units subject thereto, and the treatment of an Award in the event of a Change in Control (subject to applicable agreements);
(e)
prescribe the form of each Award Agreement evidencing an Award; and

(f)   subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award.
3.3.2   Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Partnership or any Affiliate, (d) confidentiality obligation with respect to the Partnership or any Affiliate, (e) Partnership policy or procedure, (f) other agreement or (g) any other obligation of such Grantee to the Partnership or any Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Partnership or such Affiliate and such Grantee, as applicable. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Partnership to the extent the Grantee is, or in the future becomes, subject to (a) any Partnership “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.
3.4   No Repricing.
Except in connection with a transaction involving the Partnership (including, without limitation, any distribution (whether in the form of cash, Units, other securities or other property), unit split, extraordinary cash distribution, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities or similar transaction), the Partnership may not, without obtaining unitholder approval: (a) amend the terms of outstanding Options or UARs to reduce the exercise price of such outstanding Options or UARs; (b) cancel outstanding Options or UARs in exchange for Options or UARs with an exercise price that is less than the exercise price of the original Options or UARs; or (c) cancel outstanding Options or UARs with an exercise price above the current unit price in exchange for cash or other securities.
3.5   Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.6   No Liability.
No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7   Registration; Units Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the Units issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate.
4.   UNITS SUBJECT TO THE PLAN
4.1   Number of Units Available for Awards.
Subject to such additional Units as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Sections 4.2 and 16, the maximum number of Units available for issuance under the Plan shall be equal to 1,100,000 Units, plus the number of Units subject to awards outstanding under the Prior Plan as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Units.
4.2   Adjustments in Authorized Units.
In the event of any change in the outstanding Units by reason of any Unit distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Units or other corporate exchange, or any distribution to holders of Units other than regular cash distributions or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Units or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Unit Appreciation Right and/or (iii) any other affected terms of such Awards.
4.3   Units Usage.
(a)   Units subject to an Award shall be counted as used as of the Grant Date.
(b)   Any Units that are subject to Awards, shall be counted against the Units issuance limit set forth in Section 4.1 as one (1) Unit for every one (1) Unit subject to an Award. With respect to UARs, the number of Units subject to an Award of UARs will be counted against the aggregate number of Units available for issuance under the Plan regardless of the number of Units actually issued to settle the UAR upon exercise. The target number of Units issuable under a Performance Units grant shall be counted against the Units issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of Units issued upon settlement of the Performance Units to the extent different from such target number of Units.
(c)   Notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b), any Units subject to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Units, shall be available again for issuance under the Plan.
(d)   Notwithstanding anything to the contrary in this Section 4, the number of Units (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of Units upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Partnership’s tax withholding obligations as provided in Section 17.3 or (iii) purchased by the Partnership with proceeds from Option exercises will not increase the number of Units available for issuance under the Plan.
5.   EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION
5.1   Effective Date.
The Plan was adopted by the Board on February 20, 2024, subject to unitholder approval at the next annual meeting. The Plan shall become effective at the time of unitholder approval (the “Effective Date”).

5.2   Term.
The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.
5.3   Amendment and Termination.
The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Units as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Partnership’s unitholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Units are then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Partnership’s unitholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.
6.   AWARD ELIGIBILITY AND LIMITATIONS
Subject to this Section 6, Awards may be made under the Plan to any individual who is an Employee or a non-employee director (or other independent service provider) as the Committee shall determine and designate from time to time.
7.   AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan.
8.   TERMS AND CONDITIONS OF OPTIONS
8.1   Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value of one (1) Unit on the Grant Date.
8.2   Vesting.
Subject to Section 8.3 and Section 16, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.
8.3   Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Units thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.
8.4   Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service.
8.5   Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 which results in the termination of such Option.

8.6   Method of Exercise.
Subject to the terms of Section 12 and Section 16, an Option that is exercisable may be exercised by the Grantee’s delivery to the Partnership or its designee or agent of notice of exercise on any business day, at the Partnership’s principal office or the office of such designee or agent, on the form specified by the Partnership and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of Units with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the Units for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Partnership may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.7   Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a unitholder of the Partnership (for example, the right to receive distributions attributable to the Units subject to such Option, to direct the voting of the Units subject to such Option, or to receive notice of any meeting of the Partnership’s unitholders) until the Units subject thereto are fully paid and issued to such Grantee or other person.
8.8   Delivery of Units.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Units subject to such Option as shall be consistent with Section 3.7.
8.9   Transferability of Options.
During the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.   TERMS AND CONDITIONS OF UNIT APPRECIATION RIGHTS
9.1   Right to Payment and Grant Price.
A UAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) Unit on the date of exercise over (y) the per unit exercise price of such UAR (the “UAR Price”) as determined by the Committee. The Award Agreement for a UAR shall specify the UAR Price, which shall be no less than the Fair Market Value of one (1) Unit on the Grant Date of such UAR. UARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award, provided that a UAR that is granted subsequent to the Grant Date of a related Option must have a UAR Price that is no less than the Fair Market Value of one (1) Unit on the Grant Date of such UAR.
9.2   Other Terms.
The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which UARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Units shall be delivered or deemed to be delivered to Grantees, whether or not a UAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any UAR.

9.3   Term.
Each UAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such UAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such UAR.
9.4   Transferability of UARS.
During the lifetime of a Grantee of a UAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such UAR. No UAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
10.   TERMS AND CONDITIONS OF RESTRICTED UNITS AND DEFERRED UNITS
10.1   Grant of Restricted Units or Deferred Units.
Awards of Restricted Units and Deferred Units may be made for consideration or for no consideration, other than the par value of the Unit, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Partnership or an Affiliate.
10.2   Restrictions.
At the time a grant of Restricted Units or Deferred Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Units or Deferred Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Units or Deferred Units as provided in Section 14.
10.3   Registration; Restricted Units Certificates.
Pursuant to Section 3.7, to the extent that ownership of Restricted Units is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Units under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Partnership may issue, in the name of each Grantee to whom Restricted Units has been granted, unit certificates representing the total number of Restricted Units granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Units. The Committee may provide in an Award Agreement that either (a) the Secretary of the Partnership shall hold such certificates for such Grantee’s benefit until such time as such Units of Restricted Units are forfeited to the Partnership or the restrictions applicable thereto lapse and such Grantee shall deliver a power to the Partnership with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Units under the Plan and such Award Agreement.
10.4   Rights of Holders of Restricted Units.
Unless the Committee otherwise provides in an Award Agreement or in the partnership agreement, holders of Restricted Units shall have the right to vote such Units and the right to receive any distributions paid with respect to such Units. The Committee may provide that such distributions may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to the Restricted Units. Distributions paid on Restricted Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Units shall promptly forfeit and repay to the Partnership such distribution payments. All unit distributions, if any, received by a Grantee with respect to Restricted Units as a result of any unit split, distribution, combination of units, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Units.
10.5   Rights of Holders of Deferred Units.
10.5.1   Voting and Distribution Rights.
Holders of Deferred Units shall have no rights as unitholders of the Partnership (for example, the right to receive cash distributions attributable to the Units subject to such Deferred Units, to direct the voting of the Units subject to such Deferred Units, or to receive notice of any meeting of the Partnership’s unitholders). The Committee may provide in an Award Agreement evidencing a grant of Deferred Units that the holder of such Deferred Units shall be entitled to receive the Partnership’s payment of a cash distribution on its outstanding Units. Such cash payments paid in connection with Deferred Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Deferred Units are achieved, and if such performance goals are not achieved, the Grantee of such Deferred Units shall promptly forfeit and repay to the Partnership such cash payments.
10.5.2   Creditor’s Rights.
A holder of Deferred Units shall have no rights other than those of a general unsecured creditor of the Partnership. Deferred Units represent an unfunded and unsecured obligation of the Partnership, subject to the terms and conditions of the applicable Award Agreement.
10.6   Termination of Service.
Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Units or Deferred Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Units or Deferred Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Units or any right to receive distributions with respect to such Restricted Units or Deferred Units.
10.7   Delivery of Units.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Units or Deferred Units settled in Units shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a unit certificate evidencing ownership of such Units shall be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Deferred Units once the Units represented by such Deferred Units have been delivered.

11.   TERMS AND CONDITIONS OF UNRESTRICTED UNITS AWARDS AND OTHER EQUITY-BASED AWARDS
11.1   Unrestricted Unit Awards.
The Committee may, in its sole discretion, grant an Award to any Grantee pursuant to which such Grantee may receive Units free of any restrictions (“Unrestricted Units”) under the Plan. Unrestricted Unit Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Partnership or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
11.2   Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.   FORM OF PAYMENT FOR OPTIONS
12.1   General Rule.
Payment of the Option Price for the Units purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Partnership.
12.2   Surrender of Units.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for Units purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Partnership of Units, which shall be valued, for purposes of determining the extent to which such Option Price has been paid thereby, at their Fair Market Value on the date of exercise.
12.3   Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Units purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Partnership to sell Units and to deliver all or part of the proceeds of such sale to the Partnership in payment of such Option Price and any withholding taxes, or, with the consent of the Partnership, by issuing the number of Units equal in value to the difference between such Option Price and the Fair Market Value of the Units subject to the portion of such Option being exercised.
13.   [RESERVED]

14.   TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
14.1   Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.
14.2   Value of Performance-Based Awards.
Each grant of a Performance-Based Award shall have an initial value or target number of Units that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of Units subject to a Performance-Based Award that will be paid out to the Grantee thereof.
14.3   Earning of Performance-Based Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance- Based Awards shall be entitled to receive a payout on the value or number of the Performance-Based Awards earned by such Grantee over such Performance Period.
14.4   Form and Timing of Payment of Performance-Based Awards.
Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance- Based Awards in Units and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved, provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any Units paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.
14.5   Performance Goals.
The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance goals as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals.
14.6   Settlement of Awards; Other Terms
Settlement of Performance-Based Awards shall be in Units, other Awards or other property, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.
15.   REQUIREMENTS OF LAW
The Partnership shall not be required to offer, sell or issue any Units under any Award, whether pursuant to the exercise of an Option or UAR or otherwise, if the offer, sale or issuance of such Units would constitute a violation by the Grantee, the Partnership or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Partnership shall determine, in its discretion, that the listing, registration or qualification of any Units subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of Units in connection with any Award, no Units may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or UAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Partnership, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any UAR that may be settled in Units or the delivery of any Units underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Units subject to such Award, the Partnership shall not be required to offer, sell or issue such Units unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or UAR or accepting delivery of such Units may acquire such Units pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Partnership may register, but shall in no event be obligated to register, any Units or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Partnership shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a UAR or the issuance of Units or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or UAR that may be settled in Unit shall not be exercisable until the Unit subject to such Option or UAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or UAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.   CHANGE IN Control
16.1   Change in Control in which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, UARs, Restricted Units, Deferred Units, or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:
(a)   in each case with the exception of Performance-Based Awards,
(i)   all outstanding Restricted Units shall be deemed to have vested, all Deferred Units shall be deemed to have vested and the Units subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and UARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or
(ii)   the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Units, Deferred Units, and/or UARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Units and Deferred Units equal to the formula or fixed price per Units paid to holders of Units pursuant to such Change in Control and, in the case of Options or UARs, equal to the product of the number of Units subject to such Options or UARs (the “Award Units”) multiplied by the amount, if any, by which (x) the formula or fixed price per Units paid to holders of Units pursuant to such transaction exceeds (y) the Option Price or UAR Price applicable to such Award Units.
(b)   For Performance-Based Awards denominated in Units, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Units or Performance Units assuming target performance has been achieved (or into Unrestricted Units if no further restrictions apply). If at least half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Units or Performance Units based on actual performance to date (or into Unrestricted Units if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Units or Performance Units assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Units if no further restrictions apply).
(c)
Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Partnership’s establishment of an exercise window, (A) any exercise of an Option or UAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and UARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and UARs not later than the time at which the Partnership gives notice thereof to its unitholders.
16.2   Change in Control in which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, UARs, Restricted Units, Deferred Units, or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:
The Plan and the Options, UARs, Restricted Units, Deferred Units, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, UARs, Restricted Units, Deferred Units, and Other Equity-Based Awards, or for the substitution for such Options, UARs, Restricted Units, Deferred Units, and Other Equity-Based Awards of new common units, options, unit appreciation rights, restricted units, and other equity-based awards relating to the units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of units (disregarding any consideration that is not common units) and option and unit appreciation rights exercise prices.
16.3   Adjustments.
Adjustments under Section 4.2 and this Section 16 related to Units or other securities of the Partnership shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional Units or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole unit. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Section 4.2 and Sections 16.1 and 16.2. This Section 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event that is not a Change in Control.
16.4   No Limitations on Partnership.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Partnership to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Affiliate) or engage in any other transaction or activity.

17.   GENERAL PROVISIONS
17.1   Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Partnership or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Partnership or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Partnership or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Partnership to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Partnership to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
17.2   Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the unitholders of the Partnership for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.
17.3   Withholding Taxes.
The Partnership or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Units upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Partnership or an Affiliate, as the case may be, any amount that the Partnership or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation, provided that if there is a same-day sale of Units subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Partnership or an Affiliate, which may be withheld by the Partnership or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Partnership or such Affiliate to withhold Units otherwise issuable to the Grantee or (b) by delivering to the Partnership or such Affiliate Units already owned by the Grantee. The Units withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the Units used to satisfy such withholding obligation shall be determined by the Partnership or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy such Grantee’s withholding obligation only with Units that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Units that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Units pursuant to such Award, as applicable, may not exceed such number of Units having a Fair Market Value equal to the minimum statutory amount required by the Partnership or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Units. Notwithstanding Section 2.16 or this Section 17.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 17.3, for any Unit subject to an Award that are sold by or on behalf of a Grantee on the same date on which such Units may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such Units shall be the sale price of such Units on such date (or if sales of such Units are effectuated at more than one sale price, the weighted average sale price of such Units on such date), so long as such Grantee has provided the Partnership, or its designee or agent, with advance written notice of such sale.
17.4   Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
17.5   Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
17.6   Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.
17.7   Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.8   Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
17.9   Section 409A of the Code.
The parties intend for the Awards granted under the Plan to be exempt from Section 409A of the Code or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Plan shall be construed and administered in accordance with such intention. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, (i) no amounts shall be paid to a Grantee under this Plan until the Grantee would be considered to have incurred a “separation from service” from the Partnership and its Affiliates within the meaning of Section 409A of the Code, (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Grantee’s separation from service (or death, if earlier), (iii) each amount to be paid or benefit to be provided under this Plan shall be construed as a separately identified payment for purposes of Section 409A of the Code, and (iv) any payments that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires.

SCAN TOVIEW MATERIALS & VOTE700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408VOTE BY INTERNET - www.proxyvote.com/NEP or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEXTERA ENERGY PARTNERS, LP1. Election as directors of the nominees specified in theproxy statementNominees:THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4:2. Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners' independent registered public accounting firm for 20244. Approval of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan3. Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners' named executive officers as disclosed in the proxy statementThe proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.The units represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be votedFOR all nominees listed in proposal 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof,the persons named in this proxy will vote in their discretion.Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants,all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting Admission TicketAdmission: This ticket, along with a form of picture identification, admits the named unitholder(s).Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection.NextEra Energy Partners, LP's 2024 Annual Meeting of Unitholders will beheld at 1:30 p.m. Eastern time on April 22, 2024, at NextEra Energy Partners, LP's principal offices, 700 Universe Boulevard, Juno Beach, Florida.If you plan to attend the Annual Meeting of Unitholders, please bring this Admission Ticket. If you require special assistance, callNextEra Energy Partners at 561-694-4697.IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNITHOLDERMEETING TO BE HELD ON APRIL 22, 2024:The proxy statement and annual report to security holders are available at www.proxyvote.com/NEPNEXTERA ENERGY PARTNERS, LPPROXYAnnual Meeting of Unitholders-April 22, 2024This proxy is solicited on behalf of the Board of Directors. The unitholder(s) signing on the reverse side hereby appoint(s)W. Scott Seeley and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all units of NextEra Energy Partners, LP that such unitholder(s) would be entitled to vote at the Annual Meeting of Unitholders of NextEra Energy Partners, LP to be held April 22, 2024, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be broughtbefore the meeting or any adjournment(s) or postponement(s) thereof.